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                                 LOAN AGREEMENT


                          Dated as of November 21, 1997


                                      among


                              NEVADA POWER COMPANY


                            The Lenders herein named


                           NATIONSBANK OF TEXAS, N.A.

                             as Documentation Agent


                                       and


                     WELLS FARGO BANK, NATIONAL ASSOCIATION


                      as Arranger and Administrative Agent.





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
                                       TABLE OF CONTENTS
                                       -----------------
                                                                           Page
ARTICLE 1      DEFINITIONS AND ACCOUNTING TERMS                               1

     1.1     Defined Terms                                                    1
     1.2     Use of Defined Terms                                            24
     1.3     Accounting Terms                                                24
     1.4     Rounding                                                        24
     1.5     Exhibits and Schedules                                          24
     1.6     References to "Borrower and its Subsidiaries"                   25
     1.7     Miscellaneous Terms                                             25

ARTICLE 2      LOANS AND LETTERS OF CREDIT                                   26

     2.1     Committed Loans and Swing Line Loans - General                  26
     2.2     Competitive Advances                                            28
     2.3     Swing Line Loans                                                31
     2.4     Base Rate Loans                                                 31
     2.5     Eurodollar Rate Loans                                           31
     2.6     Letters of Credit                                               32
     2.7     Voluntary Reduction of the Commitment                           36
     2.8     Administrative Agent's Right to Assume Funds Available
             for Advances                                                    37

ARTICLE 3      PAYMENTS AND FEES                                             38

     3.1     Principal and Interest                                          38
     3.2     Facility Fees                                                   40
     3.3     Arrangement Fee                                                 40
     3.4     Agency Fee                                                      41
     3.5     Letter of Credit Fees                                           41
     3.6     Increased Commitment Costs                                      41
     3.7     Eurodollar Fees and Costs                                       42
     3.8     Default Rate                                                    45
     3.9     Computation of Interest and Fees                                45
     3.10    Non-Banking Days                                                45

     3.11    Manner and Treatment of Payments                                46
     3.12    Funding Sources                                                 47
     3.13    Failure to Charge Not Subsequent Waiver                         47
     3.14    Administrative Agent's Right to Assume Payments Will be Made
             by Borrower                                                     48
     3.15    Fee Determination Detail                                        48
     3.16    Survivability                                                   48

ARTICLE 4      REPRESENTATIONS AND WARRANTIES                                49

     4.1     Existence and Qualification; Power; Compliance With Law         49
     4.2     Authority; Compliance With Other Agreements and Instruments
             and Government Regulations                                      49
     4.3     No Governmental Approvals Required                              50
     4.4     Subsidiaries                                                    50
     4.5     Financial Statements                                            50
     4.6     No Other Liabilities; No Material Adverse Effect                51
     4.7     Title to and Location of Property                               51
     4.8     Intangible Assets                                               51
     4.9     Governmental Regulation                                         51
     4.10    Litigation                                                      51
     4.11    Binding Obligations                                             52
     4.12    No Default                                                      52
     4.13    Pension Plans                                                   52
     4.14    Regulations G, U and X                                          52
     4.15    Disclosure                                                      53
     4.16    Tax Liability                                                   53
     4.17    Pari Passu Status                                               53
     4.18    Hazardous Materials                                             53

ARTICLE 5      AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING
               REQUIREMENTS)                                                 55

     5.1     Payment of Taxes and Other Potential Liens                      55
     5.2     Preservation of Existence                                       55
     5.3     Maintenance of Properties                                       55
     5.4     Maintenance of Insurance                                        56
     5.5     Compliance With Laws                                            56
     5.6     Inspection Rights                                               56

     5.7     Keeping of Records and Books of Account                         56
     5.8     Compliance With Agreements                                      56
     5.9     Use of Proceeds                                                 57
     5.10    Hazardous Materials Laws                                        57

ARTICLE 6      NEGATIVE COVENANTS                                            58

     6.1     Disposition of Property                                         58
     6.2     Mergers                                                         58
     6.3     Investments and Acquisitions                                    58
     6.4     Hostile Tender Offers                                           59
     6.5     Distributions                                                   59
     6.6     ERISA Compliance                                                59
     6.7     Change in Nature of Business                                    59
     6.8     Indebtedness and Contingent Obligations                         59
     6.9     Transactions with Affiliates                                    60
     6.10    Adjusted Stockholders' Equity                                   60
     6.11    Total Debt to Total Capitalization                              60
     6.12    Amendments to Certain Agreements                                60
     6.13    Investments in Subsidiaries                                     60

ARTICLE 7      INFORMATION AND REPORTING REQUIREMENTS                        61

     7.1     Financial and Business Information                              61

ARTICLE 8      CONDITIONS                                                    63

     8.1     Initial Advances, Swing Line Loans and Letters of Credit        63
     8.2     Any Advance, etc.                                               65

ARTICLE 9      EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT          66

     9.1     Events of Default                                               66
     9.2     Remedies Upon Event of Default                                  68

ARTICLE 10     THE ADMINISTRATIVE AGENT                                      71

     10.1    Appointment and Authorization                                   71

     10.2    Administrative Agent and Affiliates                             71
     10.3    Proportionate Interest of the Lenders in any Collateral         71
     10.4    Lenders' Credit Decisions                                       72
     10.5    Action by Administrative Agent; Etc.                            72
     10.6    Liability of Administrative Agent and Arranger                  73
     10.7    Indemnification                                                 75
     10.8    Successor Administrative Agent                                  75
     10.9    No Obligations of Borrower                                      76
     10.10   The Swing Line                                                  76

ARTICLE 11     MISCELLANEOUS                                                 78

     11.1    Cumulative Remedies; No Waiver                                  78
     11.2    Amendments; Consents                                            78
     11.3    Costs, Expenses and Taxes                                       79
     11.4    Nature of Lenders' Obligations                                  80
     11.5    Survival of Representations and Warranties                      80
     11.6    Notices                                                         80
     11.7    Execution of Loan Documents; Counterparts                       80
     11.8    Binding Effect; Assignment                                      81
     11.9    Setoff Rights                                                   83
     11.10   Sharing of Setoffs                                              84
     11.11   Indemnity by Borrower                                           84
     11.12   Nonliability of the Lenders                                     85
     11.13   No Third Parties Benefited                                      86
     11.14   Termination of Existing Loan Documents                          87
     11.15   Further Assurances                                              87
     11.16   Integration                                                     87
     11.17   Governing Law                                                   87
     11.18   Severability of Provisions                                      87
     11.19   Independent Covenants                                           88
     11.20   Headings                                                        88
     11.21   Time of the Essence                                             88
     11.22   Purported Oral Amendments                                       88
     11.23   Jury Trial Waiver                                               88

Exhibits
--------

A - Commitment Assignment and Acceptance
B - Committed Advance Note
C - Competitive Advance Note
D - Competitive Bid
E - Competitive Bid Request
F - Compliance Certificate
G - Opinion of Counsel
H - Request for Letter of Credit
I - Request for Loan
J - Swing Line Note

Schedules
---------

1.1    Pro Rata Shares of the Main Commitment
4.4    Subsidiaries and other Investments
4.10   Litigation
4.13   ERISA
4.17   Existing Liens and Rights of Others
4.18   Hazardous Materials
6.8    Existing Indebtedness and Contingent Obligations

                                                     LOAN AGREEMENT
                                                     --------------

                                             Dated as of November 21, 1997


          This LOAN AGREEMENT ("Agreement") is entered into by and between Nevada Power Company, a Nevada corporation ("Borrower"), and each lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver a Commitment Assignment and Acceptance with respect to this Agreement pursuant to Section 11.8 (collectively, the "Lenders"
                              ----
and individually, a "Lender"), NationsBank of Texas, N.A., as Documentation Agent and Wells Fargo Bank, National Association, as Arranger and Administrative Agent. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                                        ARTICLE I
                                            DEFINITIONS AND ACCOUNTING TERMS
                                            --------------------------------

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:


        "Acquisition" means any transaction, or any series of related
         -----------
transactions, by    which Borrower and/or any of its Subsidiaries directly or
indirectly (a) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors or
(c) acquires control of more than 50% of the ownership interests in any partnership, joint venture, limited liability company or other business entity which does not have outstanding voting securities.

        "Adjusted Stockholders' Equity" means, as of any date of determination,
         -----------------------------
the Stockholders' Equity of Borrower and its Subsidiaries on that date minus (a) the book value of any capital stock of Borrower held in the treasury of Borrower, (b) any current sinking fund requirement with respect to any preferred stock of Borrower, (c) any unamortized capital stock expense and

(d) any accounts or loans receivable due to Borrower or any of its Subsidiaries from stockholders, directors, officer, employees and Affiliates of Borrower.

      "Administrative Agent" means Wells Fargo Bank, National Association, when
       --------------------
acting in its capacity as the Administrative Agent under any of the Loan Documents, and any successor Administrative Agent.

      "Administrative Agent's Office" means the Administrative Agent's address
       -----------------------------
as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

      "Advance" means any Advance made or to be made by any Lender to Borrower
       -------
as provided in Article 2, and includes each Base Rate Advance, each Eurodollar Rate Advance and each Competitive Advance.
      "Affiliate" means, as to any Person, any other Person which directly or
       ---------
indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation having 100 or more record owners of such securities (other than securities having such power only by reason of the happening of a contingency), or 5% or more of the partnership or other ownership interests of any other Person having 100 or more owners of such partnership or other ownership interests (other than as a limited partner of such other Person), will be deemed to control such corporation or other Person.

      "Agreement" means this Loan Agreement, either as originally executed or as
       ---------
it may from time to time be supplemented, modified, amended, restated or extended.

      "Arranger" means Wells Fargo Bank, National Association.
       --------

      "Aggregate Effective Amount" means, as of any date of determination and
       --------------------------
with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender plus (b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.6(d) and not the subject of Advances made pursuant to Section 2.6(e).

      "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or Friday,
       -----------
other than a day on which banks are authorized or required to be closed in Nevada, California or New York.

      "Base Rate" means, as of any date of determination, the higher of (a) the
       ---------
Prime Rate or (b) the Federal Funds Rate plus one half of one percent per annum.

      "Base Rate Advance" means a Committed Advance made hereunder and
       -----------------
designated as a Base Rate Advance in accordance with Article 2.

      "Base Rate Loan" means a Committed Loan made hereunder and designated as a
       --------------
Base Rate Loan in accordance with Article 2.

      "Borrower" means Nevada Power Company, a Nevada corporation, and its
       --------
successors and permitted assigns.

      "Capital Lease" means, as to any Person, a lease of any Property by that
       -------------
Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with GAAP.

      "Cash" means, when used in connection with any Person, all monetary and
       ----
non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

      "Cash Equivalents" means, when used in connection with any Person, that
       ----------------
Person's Investments in:

  (a) Government Securities due within one year after the date of the making of the Investment;

  (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

  (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any Lender or any bank, savings and loan or savings bank doing business in and incorporated under the Laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

  (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and

  (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment the highest credit rating by Moody's Investors
       Service, Inc. and Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within 270 days after the date of the making of the Investment.

       "Certificate of a Responsible Official" means a certificate signed
        -------------------------------------
by a Responsible Official of the Person providing the certificate.

       "Closing Date" means the time and Banking Day on which the conditions set
        ------------
forth in Section 8.1 are satisfied.

       "Code" means the Internal Revenue Code of 1986, as amended or replaced
        ----
and as in effect from time to time.

       "Commitment" means the sum of (a) the Main Commitment plus (b) the Swing
       -----------
Line Commitment.

       "Commitment Assignment and Acceptance" means a Commitment Assignment and
        ------------------------------------
Acceptance executed by a Lender and an Eligible Assignee substantially in the form of Exhibit A and registered with the Administrative Agent pursuant to
Section 11.8.

       "Committed Advance" means an Advance made to Borrower by any Lender in
        -----------------
accordance with its Pro Rata Share of the Main Commitment pursuant to Section
2.1.

       "Committed Advance Note" means any of the promissory notes made by
        ----------------------
Borrower in favor of a Lender evidencing Committed Advances under that Lender's Pro Rata Share of the Main Commitment, substantially in the form of Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

       "Committed Loans" means Loans that are comprised of Committed Advances.
        ---------------
       "Common Stock" means the $1.00 par value common stock of Borrower.
        ------------
       "Competitive Advance" means an Advance made to Borrower by any Lender
        -------------------
pursuant to a Competitive Bid under Section 2.2 (and not in accordance with that Lender's Pro Rata Share of the Main Commitment).

       "Competitive Advance Note" means any of the promissory notes made by
        ------------------------
Borrower in favor of a Lender to evidence Competitive Advances made by that Lender substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

      "Competitive Bid" means (a) a written bid to provide a Competitive Advance
       ---------------
submitted to the Administrative Agent substantially in the form of Exhibit D, and properly completed to provide all information required to be included therein or (b), at the election of any Lender, a bid to provide a Competitive Advance submitted to the Administrative Agent by that Lender by telephone which, if so made, shall be made by a Responsible Official of that Lender and deemed to have been made incorporating the substance of Exhibit D.

      "Competitive Bid Request" means (a) a written request submitted by
       -----------------------
Borrower to the Administrative Agent to provide a Competitive Bid, substantially in the form of Exhibit E, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein or
(b), at the election of Borrower, a telephonic request by Borrower to the Administrative Agent to provide a Competitive Bid which, if so made, shall be made by a Responsible Official of Borrower and deemed to have been made incorporating the substance of Exhibit E.

      "Compliance Certificate" means a certificate in the form of Exhibit F,
       ----------------------
properly completed and signed by a Senior Officer of Borrower.

      "Contingent Obligation" means, as to any Person, any (a) direct or
       ---------------------
indirect guarantee of Indebtedness of, or other obligation performable by, any other Person, including any endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person, or (b) assurance given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item to such other Person, or any "keep-well", "take-or-pay", "through put" or other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person, or (c) any obligation of a partnership or joint venture of which such Person is a partner or joint venturer. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determin- able, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

      "Contractual Obligation" means, as to any Person, any provision of any
       ----------------------
outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States of
       ------------------
America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

      "Default" means any Event of Default or any event that, with the giving of
       -------
any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

     "Default Rate" means the interest rate described in Section 3.8.
      ------------
     "Designated Deposit Account" means a demand deposit account to be
      --------------------------
maintained by Borrower with the Administrative Agent, as from time to time designated by Borrower by written notification to the Administrative Agent.

     "Designated Employee" means any natural Person designated by Borrower as an
      -------------------
employee of Borrower authorized to make requests for Loans under this Agreement on behalf of Borrower pursuant to a written notice thereof signed by a Responsible Official of Borrower delivered to Administrative Agent.

     "Designated Eurodollar Market" means, with respect to any Eurodollar Rate
      ----------------------------
Loan, the London interbank market.

     "Disposition" means the sale, transfer or other disposition in any single
      -----------
transaction or series of related transactions of any asset, or group of related assets, of Borrower or any of its Subsidiaries (including a sale, transfer or other disposition by Borrower to one or more of its Subsidiaries or by a

Subsidiary of Borrower to another Subsidiary of Borrower) that has or have at the date of the Disposition either a book value or fair market value (which shall be deemed to be equal to the sales price for such asset or assets upon a sale to a Person that is not an Affiliate of Borrower) equal to or greater than $50,000,000, other than (a) the sale or other disposition of inventory
             ----------
in the ordinary course of business, (b) the sale or other disposition of equipment that is replaced by equip-ment performing substantially the same function not later than thirty (30) days after such sale or disposition and (c) the sale or other disposition of Cash Equivalents in the ordinary course of business.

      "Distribution" means, with respect to any shares of capital stock
       ------------
or any warrant or right to acquire shares of capital stock or any other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value (other than for common stock of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than in
                                                               ----------
common stock of such Person) on or with respect to
any such security, (c) any Investment by such Person in the holder of any such security where such Investment is made in lieu of, or to avoid characterization as, a Distribution described in clauses (a) or (b) above
                                        ---    ---
and (d) any other payment by such Person constituting a distribution under applicable Laws with respect to such security.

      "Documentation Agent" means NationsBank of Texas, N.A.  The
       -------------------
Documentation Agent shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Lender.

      "dollars" or "$" means United States dollars.
       -------      -

      "Eligible Assignee" means (a) with respect to any Lender, any
       -----------------
Affiliate of that Lender, (b) any other Person (including any Lender) approved
                                                ---------
in writing by Borrower, which approval shall not be unreasonably withheld or delayed.

      "ERISA" means the Employee Retirement Income Security Act of 1974,
       -----
and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

               "ERISA Affiliate" means, with respect to any Person, any other
                ---------------
       Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

      "Eurodollar Banking Day" means any Banking Day on which dealings
       ----------------------
in dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

      "Eurodollar Base Rate" means, with respect to any Eurodollar Rate Loan,
       --------------------
the interest rate per annum (determined solely by the Administrative Agent and rounded upward to the next 1/100 of 1%) at which deposits in dollars are offered to prime banks by major banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

      "Eurodollar Lending Office" means, as to each Lender, its office or branch
       -------------------------
so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

      "Eurodollar Obligations" means eurocurrency liabilities, as defined in
       ----------------------
       Regulation D.

      "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period
       -----------------
commencing on the date specified by Borrower pursuant to Section 2.1(c) and
                                                                 ------
ending 1, 2, 3 or 6 months thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
                             --------

      (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

      (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar

           Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day; and
      (c)  No Eurodollar Period shall extend beyond the Maturity Date.

               "Eurodollar Rate" means, with respect to any Eurodollar Rate
                ---------------
       Loan, the interest rate (rounded upward to the next 1/100 of 1%) determined to be equal to the Eurodollar Base Rate divided by [1 minus
                                                          ----------    -----
       the Eurodollar Reserve Percentage].

               "Eurodollar Rate Advance" means an Advance made hereunder and
                -----------------------
       designated as a Eurodollar Rate Advance in accordance with Article 2.
                                                                  ---------

               "Eurodollar Rate Loan" means a Committed Loan made hereunder and
                --------------------
       designated as a Eurodollar Rate Loan in accordance with Article 2.
                                                               ---------

               "Eurodollar Rate Spread" means an additional component of
                ----------------------
       interest (which may vary over the term of any Eurodollar Rate Loan) to be added to the
       Eurodollar Rate in determining the interest rate payable with respect to Eurodollar Rate Loans. As of each date of determination, the Eurodollar Rate Spread equals the interest rate per annum set forth below opposite the credit rating then assigned to the Senior Unsecured Debt by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.) ("S&P") on that date:

            Credit Rating                 Eurodollar Rate Spread
            -------------                 ----------------------

            S&P  Moody's
            ---  -------

            A- or A3 (or higher)               .1600%
            BBB+ or Baa1                       .2000%
            BBB or Baa2                        .2250%
            BBB- or Baa3                       .2500%
            BB+ or Ba1 (or lower)              .5000%

       ; provided that (a) if the credit ratings assigned by Moody's and S&P
         --------
         differ by one "notch" (e.g., BBB+ versus Baa2) then the higher (BBB+)
                                ---
         of the two credit ratings shall be used, (b) if the credit ratings assigned by Moody's and S&P differ by more than one "notch" (e.g. BBB+ versus Baa3), then the average
                                        ---
(BBB/Baa2) of the two credit ratings shall be used and (c) if the Senior Unsecured Debt is at any time not rated by Moody's or S&P then the credit rating that is one "notch" below the credit rating then assigned to the First Mortgage Bonds by Moody's or S&P (as applicable) shall be deemed to be the credit rating assigned by such rating agency to the Senior Unsecured Debt.

               "Eurodollar Reserve Percentage" means, with respect to any
                -----------------------------
Eurodollar Rate Loan, the percentage applicable as of the date of determination of the Eurodollar Base Rate representing the aggregate reserve requirements of the Administrative Agent (disregarding any offsetting amounts that may be available to the Administrative Agent to decrease such requirements to the extent that such offsetting amounts arose out of transactions other than those contemplated by this Agreement) under Regulation D and any other applicable Laws with respect to Eurodollar Obligations in an aggregate amount equal to the amount of such Eurodollar Rate Loan and for a time period comparable to the number of months in the applicable Eurodollar
Period. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be presumed correct in the absence of manifest error.

               "Event of Default" shall have the meaning provided in Section
                ----------------
9.1.
---

               "Existing Loan Documents" means the loan documents executed in
                -----------------------
connection with that certain Loan Agreement dated as of November 21, 1994 among Borrower, the Banks (as therein defined) therein named and Wells Fargo Bank, National Association (successor by merger to First Interstate Bank of Nevada, N.A.), as Administrative Agent, as amended.

               "Facility Fee Rate" means, as of each date of determination, the
                -----------------
rate per annum set forth below opposite the credit rating then assigned to the Senior Unsecured Debt by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) ("S&P") on that date:

               Credit Rating               Facility Fee Rate
               -------------               -----------------

               S&P's          Moody's
               -----          -------

               A- or A3 (or higher)              .0900%
               BBB+ or Baa1                      .1000%
               BBB or Baa2                       .1150%
               BBB- or Baa3                      .1500%
               BB+ or Ba1 (or lower)             .2500%

       ; provided that (a) if the credit ratings assigned by Moody's and S&P
         -------------
differ by one "notch" (e.g., BBB+ versus Baa2) then the higher (BBB+) of the
                       ---
two credit ratings shall be used, (b) if the credit ratings assigned by Moody's and S&P differ by more than one "notch" (e.g. BBB+ versus Baa3), then the
                                         ---
average (BBB/Baa2) of the two credit ratings shall be used and (c) if the Senior Unsecured Debt is at any time not rated by Moody's or S&P then the credit rating that is one "notch" below the credit rating then assigned to the First Mortgage Bonds by Moody's or S&P (as applicable) shall be deemed to be the credit rating assigned by such rating agency to the Senior Unsecured Debt.

               "Federal Funds Rate" means, as of any date of determination, the
                ------------------
interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve
Bank of New York in its statistical release H-15 or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions, as received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "First Mortgage Bonds" means those certain First Mortgage Bonds
                --------------------
of Borrower issued pursuant to the Indenture.

               "Fiscal Quarter" means the fiscal quarter of Borrower consisting
                --------------
of a three month fiscal period ending on each March 31, June 30, September 30 and December 31.

               "Fiscal Year" means the fiscal year of Borrower consisting of a
                -----------
twelve month fiscal period ending on each December 31.

               "GAAP" means, as of any date of determination, accounting
                ----
principles set forth as "generally accepted" in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or, if no such Statements are then in effect, that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the
 --------------------
accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

               "Government Securities" means readily marketable direct full
                ---------------------
faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

               "Governmental Agency" means (a) any foreign, federal, state,
                -------------------
county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

               "Hazardous Materials" means substances defined as hazardous
                -------------------
substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act,
42 U.S.C. 6901, et seq., or any other applicable Law governing environmental health and hygiene, in each case as such Laws are amended from time to time.

               "Hazardous Materials Laws" means all federal, state or local
                ------------------------
laws, ordinances, rules or regulations governing the disposal of Hazardous Materials applicable to any of the Property.

                "Indebtedness" means, as to any Person, (a) all indebtedness of
                 ------------
such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money,
       (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the
                             ----------
       ordinary course of business in accordance with customary terms), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien,
       (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) obligations of such Person for unreimbursed draws under letters of credit issued for the account of such Person. The obligations of Borrower with respect to "mandatorily redeemable preferred securities" of Borrower's trust Subsidiary shall not in any event be deemed "Indebtedness."

               "Indenture" means that certain Indenture of Mortgage and Deed of
                ---------
       Trust dated October 1, 1953 between Borrower (under its prior name, Southern Nevada Power Co.) and Wells Fargo Bank, National Association (successor by merger to First Interstate Bank of Nevada, N.A., formerly known as First National Bank of Nevada, Reno, Nevada), as Trustee, as amended as of the Closing Date.

               "Insignificant Subsidiary" means, as of any date of
                ------------------------
       determination, any Subsidiary of Borrower that holds assets that are less than 3% of the total consolidated assets of Borrower and its Subsidiaries as of the last day of the Fiscal Quarter then most recently ended; provided that if at
                                                           --------
       any date the aggregate assets held by all such Subsidiaries exceeds 15% of the total consolidated assets of Borrower and its Subsidiaries as of the last day of the Fiscal Quarter than most recently ended, then none of such Subsidiaries shall thereafter be deemed an Insignificant Subsidiary absent the express written approval of the Majority Lenders.

               "Intangible Assets" means assets that are considered intangible
                -----------------
       assets under GAAP, including (a) any write-up in book value of any asset
                          ---------
       subsequent to its acquisition and (b) customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, unamortized deferred charges, unamortized debt discount, capitalized research and development costs and other intangible assets.

               "Interest Differential" means, with respect to any prepayment of
                ---------------------
       a Eurodollar
       Rate Loan on a day other than the last day of the applicable Eurodollar Period and with respect to the failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in a Request for Loan, (a) the per annum interest rate payable with respect to that Eurodollar Rate Loan as of the date of the prepayment or failure to borrow, minus (b)
                                                                   -----
       the Euro-dollar Rate, as applicable, on or as near as practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan com-mencing on such date and ending on the last day of the applicable Eurodollar Period. The determination of the Interest Differential by the Administrative Agent shall be conclusive in the absence of manifest error.

               "Investment" means, when used in connection with any Person, any
                ----------
       investment by or of that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint
       ---------
       venture interests of such Person in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

               "Issuing Lender" means Wells Fargo Bank, National Association.
                --------------

               "Laws" means, collectively, all foreign, federal, state and local
                ----
       statutes, treaties, rules, regulations, ordinances, codes and administrative or controlling precedents of any Governmental Agency.

               "Lender" means any of the lenders signatory to this Agreement,
                ------
       their successors and, upon the effective date after registration with the Administrative Agent pursuant to Section 11.8 of a Commitment Assignment
                                                ----
       and Acceptance executed by an Eligible Assignee, such Eligible Assignee.

               "Letters of Credit" means any of the standby letters of credit
                -----------------
       issued by the Issuing Lender under the Main Commitment pursuant to

       Section 2.6, either as originally issued or as the same may be
               ---
       supplemented, modified, amended, renewed, extended or supplanted.

               "Letter of Credit Fee Rate" means, as of any date of
                -------------------------
       determination, a rate per annum equal to the Eurodollar Rate Spread in effect as of that date.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation,
                ----
       assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the
                               ---------
       foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

               "Loan" means any group of Advances made at any one time by the
                ----
       Lenders under the Main Commitment pursuant to Article 2.
                                                     ---------

               "Loan Documents" means, collectively, this Agreement, the Notes,
                --------------
       any Request for Loan, any Competitive Bid Request and any other certificates, documents or agreements of any type or nature heretofore or hereafter executed and delivered by Borrower to the Administrative Agent or to any Lender in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

               "Main Commitment" means, subject to Section 2.7, $105,000,000,
                ---------------                            ---
       provided, that the amount of the Main Commitment shall automatically
       --------
       increase on the date of any Event of Default by the amount of the Swing Line Commitment concurrently with the elimination of the Swing Line Commitment. The respective Pro Rata Shares of the Lenders with respect to the Main Commitment as of the date hereof are set forth in Schedule 1.1.
               "Majority Lenders" means, as of any date of determination,
                ----------------
       Lenders whose aggregate Pro Rata Share or Swing Line Commitment is at least 66 2/3% of the Commitment then in effect or, if the Commitment is then suspended or terminated, Lenders holding Notes evidencing at least 66 2/3% of the aggregate Indebtedness evidenced by the Notes.

               "Material Adverse Effect" means any set of circumstances or
                -----------------------
       events which
       (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower and its Subsidiaries, taken as a whole, or to the prospects of Borrower and its Subsidiaries, taken as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform its Obligations or (d) materially impairs or could reasonably be expected to materially impair the ability of any of the Lenders to enforce any of its legal remedies pursuant to the Loan Documents.

               "Maturity Date" means November 24, 2002.
                -------------

               "Maximum Competitive Advance" means, with respect to any
                ---------------------------
       Competitive Bid made by a Lender, the amount set forth therein as the maximum Competitive Advance which that Lender is willing to make in response to the related Competitive Bid Request.

               "Multiemployer Plan" means any employee benefit plan of a type
                ------------------
       described in Section 4001(a)(3) of ERISA.

               "Negative Pledge" means any covenant binding on Borrower that
                ---------------
       prohibits the creation of Liens on any Property of Borrower.

               "Notes" means, collectively, the Competitive Advance Notes, the
                -----
       Committed Advance Notes and the Swing Line Note.

               "Obligations" means all present and future obligations of every
                -----------
       kind or nature of Borrower at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as
                      ---------
       obligations of payment, and including interest that accrues after the
                                   ---------
       commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary of Borrower.

               "Opinion of Counsel" means the favorable written legal opinion of
                ------------------
       Richard L. Hinckley, general counsel to Borrower, substantially in the form of

       Exhibit G, together with copies of any officer's certificate or legal
       ---------
       opinion of another counsel or law firm relied upon by such counsel in its opinion.

               "Party" means any Person other than the Administrative Agent and
                -----
       the Lenders, which now or hereafter is a party to any of the Loan Documents.

               "PBGC" means the Pension Benefit Guaranty Corporation or any
                ----
       successor thereto established under ERISA.

               "Pension Plan"  means any "employee pension benefit plan" that is
                ------------
       subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

               "Permitted Encumbrances" means:
                ----------------------

               (a) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for which adequate reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment;

               (b) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment;

               (c) easements, exceptions, reservations, or other agreements granted or entered into after the date hereof for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

               (d) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, the use of any real property;

               (e) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (f) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

               (g)  statutory Liens, other than those described in clauses (a)
       or
       (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate
                                   --------
       reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

               (h) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (i) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits
                  --------
       in connection with any such lease does not at any time exceed 16-2/3% of the annual fixed rentals payable under such lease;

               (j) Liens consisting of deposits of Property to secure statutory obligations of Borrower or a Subsidiary of Borrower in the ordinary course of its business; and

               (k) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of its business

               "Permitted Right of Others" means a Right of Others consisting of
                -------------------------
      (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, and (c) the reversionary interest of a landlord under a lease of Property.

               "Person" means any entity, whether an individual, trustee,
                ------
       corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm,joint venture, Governmental Agency, or otherwise.

               "Prime Rate" means the rate of interest most recently announced
                ----------
       by Wells Fargo Bank, National Association at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of several base rates used by Wells Fargo Bank and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank may designate. Each change in the Prime Rate will be effective on the day the change is announced within Wells Fargo Bank.

               "Property" means any interest in any kind of property or asset,
                --------
       whether real, personal or mixed, or tangible or intangible.

               "Pro Rata Share" means, with respect to each Lender, the
                --------------
       percentage of the Main Commitment set forth opposite the name of that Lender on Schedule 1.1. Upon the occurrence of an Event of Default and
                 -------------
       automatic increase in the amount of
       the Main Commitment by the amount of the former Swing Line Commitment,
       (a) the Pro Rata Share of the Lender which is the Swing Line Lender shall automatically ratably increase so that it includes the former Swing Line Commitment, and (b) the Pro Rata Share of each other Lender shall automatically ratably decrease.

               "Quarterly Payment Date" means December 31, 1997 and each
                ----------------------
       subsequent March 31, June 30, September 30 and December 31, through the Maturity Date.

               "Regulations G, U and X" mean, respectively, Regulations G, U and
                ----------------------
       X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

               "Request for Letter of Credit" means a written request for a
                ----------------------------
       Letter of Credit
       substantially in the form of Exhibit H, signed by a Responsible Official
                                    ---------
       of Borrower and properly completed to provide all information required to be included therein.

               "Request for Loan" means a written request for a Loan or a Swing
                ----------------
       Line Loan substantially in the form of Exhibit I, signed by a
                                              ---------
       Responsible Official of Borrower and properly completed to provide all information required to be included therein.

               "Requirement of Law" means, as to any Person, the articles or
                ------------------
       certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "Responsible Official" means (a) when used with reference to a
                --------------------
       Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person or his authorized agent acting through a power of attorney. Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of that Person.

               "Right of Others" means, as to any Property in which a Person has
                ---------------
       an interest, (a) any legal or equitable right, title or other interest (other than a Lien) held by any other Person in or with respect to that Property, and (b) any option or right (including any option or right to
                                              ---------
       acquire a Lien) held by any other Person to acquire any such right, title or other interest in or with respect to that Property.

               "Securities" means any capital stock, share, voting trust
                ----------
       certificate, bond, debenture, note or other evidence of indebtedness, limited partnership interest, or any warrant, option or other right to purchase or acquire any of the foregoing.

               "Senior Officer" means the (a) chief executive officer, (b) chief
                --------------
       operating officer, (c) chief financial officer, (d) vice president, or
       (e) treasurer, in each case whatever the title nomenclature may be, of the Person designated.

               "Senior Unsecured Debt" means (a) if there is then outstanding
                ---------------------
       any publicly-held issue of senior long-term unsecured debt of Borrower that is not benefitted by any third party credit enhancement, such issue and (b) if there is not then outstanding any such publicly-held issue, the hypothetical senior long-term unsecured debt of Borrower not benefitted by any third party credit enhancement and issued pursuant to governing documents containing customary covenants for senior long-term unsecured debt of issuers comparable to Borrower.

               "Special Eurodollar Circumstance" means (a) the adoption of any
                -------------------------------
       Law by any Governmental Agency, central branch or comparable authority with respect to activities in the Designated Eurodollar Market, or (b) any change in the interpretation or administration of any existing Law by any Govern-mental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or (c) compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or (d) the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

               "Stockholders' Equity" means, as of any date of determination and
                --------------------
       with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with GAAP; provided that
       (i) there shall be excluded from
       Stockholders' Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by such Person at a specified date or upon the occurrence of specified events or at the election of the holder thereof and (ii) the Stockholders' Equity of Borrower shall in any event include amounts attributable to "mandatorily redeemable preferred securities" of Borrower's trust Subsidiary for which Borrower is obligated.

               "Subsidiary" means, as of any date of determination and with
                ----------
       respect to any
       Person, any corporation, partnership, joint venture, limited liability company or other business entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, joint venture, limited liability company or other business entity, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

               "Swing Line Lender" means Wells Fargo Bank, National Association.
                -----------------

               "Swing Line Commitment" means (a) prior to the occurrence of an
                ---------------------
       Event of Default, a $20,000,000 lending commitment extended by the Swing Line Lender pursuant to this Agreement in which each of the Lenders shall have a partial unfunded pro rata participation in accordance with
       Section 10.10, and (b) thereafter, $0.
               -----

               "Swing Line Note" means a promissory note in the form of Exhibit
                ---------------                                         -------
       J made by Borrower in favor of the Swing Line Lender to evidence the
       -
       Swing Line Loans, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

               "Swing Line Loan" means a loan made by the Swing Line Lender
                ---------------
       hereunder in accordance with Section 2.3.
                                            ---

               "Termination Event" means (a) a "reportable event" as defined in
                -----------------
       Section 4043 of ERISA (other than a "reportable event" that is not
                              ----------
       subject to the provision for 30 day notice to the PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
       (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the apportionment of a trustee to administer, any Pension Plan.

               "Total Capitalization" means, as of any date of determination,
                --------------------
       the sum of (a) Adjusted Stockholders' Equity as of that date plus (b)
                                                                    ----
       the principal amount as of that date of Indebtedness of Borrower and its Subsidiaries for borrowed money having an initial maturity in excess of one year from the date of its incurrence.

               "Total Debt" means, as of any date of determination, all
                ----------
       Indebtedness of Borrower and its Subsidiaries for borrowed money on that date minus the amount of all cash and securities deposited in trust as security for such Indebtedness with the lenders thereof on that date.

               "type", when used with respect to any Loan or Advance, means the
                ----
       designation of whether such Loan or Advance is a Base Rate Loan or Advance or a Eurodollar Rate Loan or Advance.

     1.2  Use of Defined Terms.  Any defined term used in the plural shall refer
          --------------------
to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3  Accounting Terms.  All accounting terms not specifically defined in
          ----------------
this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically
                                          ------
prescribed herein. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in Sections 6.10 through
                                                                  ----
6.11 would then be calculated in a different manner or with different
----
components, a) Borrower and the Lenders agree to promptly amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) unless and until such an amendment to the Loan Documents is effected, Borrower shall report its performance with respect to the affected covenants in accordance with GAAP as in effect prior to such changes.

     1.4  Rounding.  Any financial ratios required to be maintained by Borrower
          --------
pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5  Exhibits and Schedules.  All Exhibits and Schedules to this Agreement,
          ----------------------
either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.
A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6  References to "Borrower and its Subsidiaries".  Any reference herein
          --------------------------------------------
to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

     1.7  Miscellaneous Terms   The term "or" is disjunctive; the term "and" is
          -------------------
conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation. Each reference to an hour or time of the day set forth in any Loan Document shall be deemed to be a reference to the hour or time of the day in Las Vegas, Nevada.

                                    ARTICLE 2
                           LOANS AND LETTERS OF CREDIT
     2.1  Committed Loans and Swing Line Loans - General.
          ----------------------------------------------

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Lender shall, pro rata according to its Pro Rata Share of the then applicable Main Commitment, make Committed Advances to Borrower under the Main Commitment in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding the amount of that Lender's Pro Rata Share of the then applicable Main Commitment; provided that giving effect to the Committed
                                   --------
       Loan of which such Advance is a part, the sum of (i) the outstanding
                                                 ------
       principal amount of the Committed Loans plus (ii) the Aggregate
                                               ----
       Effective Amount of all outstanding Letters of Credit, plus (iii) the
                                                              ----
       outstanding principal amount of the Competitive Advances shall not exceed the Main Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Main Commitment without premium or penalty.

               (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, the Swing Line Lender shall make Swing Line Loans to Borrower under the Swing Line Commitment in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding the amount of the Swing Line Commitment; provided that (i) giving
                                                --------
       effect to the requested Swing Line Loan, the outstanding principal amount of the Swing Line Loans shall not exceed the Swing Line Commitment and
       (ii) Borrower may not request a Swing Line Loan during the existence of any Event of Default. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Swing Line Commitment without premium or penalty.

               (c) Subject to the next sentence, each Committed Loan and each Swing Line Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan or Swing Line Loan, (ii) type of Loan, (iii) amount of such Loan or Swing Line Loan and (iv) if a Eurodollar Rate Loan is requested, the Eurodollar Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Committed Loan or Swing Line Loan may be requested by telephone, telecopier or telex by a Responsible Official of Borrower or by any Designated Employee, in which case Borrower shall promptly confirm such request by transmitting a telecopy of, or at Administrative Agent's request by mailing, a Request for Loan conforming to the preceding sentence to Administrative Agent.

               (d) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender (or, in the case of a Request for Loan specifying a Swing Line Loan, the Swing Line Lender) by telephone, telecopier or telex of the date and type of the Committed Loan or Swing Line Loan, any applicable Eurodollar Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m. (California time), on the date specified for any Committed Loan, each Lender shall make its Pro Rata Share of the Committed Loan available to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Upon fulfillment of the applicable conditions set forth in
       Article 8, all Committed Advances and Swing Line Loans shall be credited
       ---------
       in immediately available funds to the Designated Deposit Account.

               (e) Unless the Majority Lenders otherwise consent, each Committed
       Loan that is a Base Rate Loan shall be an integral multiple of $100,000 but not less than $1,000,000 and each Committed Loan that is a Eurodollar Rate Loan shall be an integral multiple of $1,000,000 but not less than $5,000,000. Unless the Swing Line Lender objects, each Swing Line Loan shall be in such amount as may be requested by Borrower.

               (f) The Committed Advances made by each Lender under its Pro Rata Share of the Main Commitment shall be evidenced by that Lender's Committed Advance Note. The Swing Line Loans shall be evidenced by the Swing Line Note.

               (g) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

               (h) If no Request for Loan (or telephonic or other request for a Committed Loan or Swing Line Loan referred to in the second sentence of
       Section 2.1(c), if applicable) has been made within the requisite notice
               ------
       periods set forth in Sections 2.3 and 2.4 in connection with a Committed
                                     ---     ---
       Loan which, if made, would not increase the outstanding principal Indebtedness outstanding under the Main Commitment, then Borrower shall be deemed to have requested
       a Base Rate Loan in an amount equal to the amount necessary to cause such outstanding principal Indebtedness to remain the same and, subject to Section 8.2 the Lenders shall make the Advances necessary to make such
                  ---
       Committed Loan notwithstanding Sections 2.1(c) and 2.4.
                                               ------     ---
             (i) If a Committed Loan is to be made on the same date that another Committed Loan is due and payable, Borrower or the Lenders, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Committed Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Committed Loan.

          2.2  Competitive Advances.
               --------------------
               (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, each Lender may in its sole and absolute discretion make Competitive Advances to Borrower in such principal amounts as Borrower may request pursuant to a Competitive Bid Request, provided that giving effect to the requested
                                  --------
       Competitive Advance, the sum of (i) the outstanding principal amount of
                                ------
       the Committed Loans plus (ii) the Aggregate Effective Amount of all
                           ----
       outstanding Letters of Credit, plus (iii) the outstanding principal
                                      ----
       amount of the Competitive Advances shall not exceed the Main
       Commitment.

               (b) Borrower shall request Competitive Advances by submitting a Competitive Bid Request to the Administrative Agent, which Competitive Bid Request shall specify the relevant date, amount and maturity for the proposed Competitive Advance and shall state that a Competitive Bid is requested on the basis of either an absolute, all-in rate (an "All-In Bid") or the basis of a margin over the Eurodollar Rate (a "Eurodollar Bid"). Any Competitive Bid Request made by telephone shall promptly be confirmed by the delivery to Administrative Agent in person or by telecopier of a written Competitive Bid Request. The Competitive Bid Request must be received by the Administrative Agent not later than 11:00 a.m. on a Banking Day that is (i) in the case of each All-In Bid, at least two (2) Banking Days prior, and (ii) in the case of each Eurodollar Bid, at least four (4) Banking Days prior, to the date of the proposed Competitive Advance.


                                                  -28

               (c) Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, no Competitive Bid Request shall be made by Borrower if Borrower has, within the immediately preceding five (5) Banking Days, submitted another Competitive Bid Request.

               (d) Each Competitive Bid Request must be made for a Competitive Advance of at least $5,000,000 and shall be in an integral multiple of $1,000,000.

               (e) No Competitive Bid Request shall be made for a Competitive Advance with a maturity of less than 14 days or more than 180 days, or with a maturity date subsequent to the Maturity Date.

               (f) The Administrative Agent shall, promptly after receipt of a Competitive Bid Request, notify the Lenders thereof by telephone and provide the Lenders a copy thereof by telecopier. Any Lender may, by written notice to the Administrative Agent, advise the Administrative Agent that it elects not to be so notified of Competitive Bid Requests, in which case the Administrative Agent shall not notify such Lender of the Competitive Bid Request.

               (g) Each Lender receiving a Competitive Bid Request may, in its sole and absolute discretion, make or not make a Competitive Bid responsive to the Competitive Bid Request. Each Competitive Bid shall be submitted to the Administrative Agent not later than 8:00 a.m. (California time) (i) in the case of each Absolute Bid on the Business Day of the proposed Competitive Advance and (ii) in the case of each Eurodollar Bid, on the date which is three Business Days prior to the date of the requested Competitive Advance. Any Competitive Bid received by the Administrative Agent after 8:00 a.m. on such dates shall be disregarded for purposes of this Agreement. Any Competitive Bid made by telephone shall promptly be confirmed by the delivery to the Administrative Agent in person or by telecopier of a written Competitive Bid.

               (h) Each Competitive Bid shall specify the All-In Bid or the Eurodollar Bid as requested in the Competitive Bid Request for the offered Maximum Competitive Advance set forth in the Competitive Bid.
       The Maximum Competitive Advance offered by a Lender
       in a Competitive Bid may be less
       than the Competitive Advance requested by Borrower in the Competitive Bid Request, but shall be an integral multiple of $1,000,000. Any Competitive Bid which offers an interest rate other than an All-In Bid or
                                                     ----------
       Eurodollar Bid (as
       requested in the Competitive Bid Request), is in a form other than set forth in Exhibit D or which otherwise contains any term, condition or
                ---------
       provision not contained in the Competitive Bid Request shall be disregarded for purposes of this
       Agreement. A Competitive Bid once submitted to the Administrative Agent shall be irrevocable until 9:00 a.m. (California time) on the date upon which Borrower must accept or reject such Competitive Bid (as set forth in (j) below), and shall expire by its terms at such time unless accepted by Borrower prior thereto.

               (i) Promptly after 9:00 a.m. on the date upon which it receives Competitive Bids, the Administrative Agent shall notify Borrower of the names of any Lenders which have made Competitive Bids at or before
       8:00 a.m. (California time) on that date, provided that if the Lender
                                                 --------
       which serves as the Administrative Agent intends to make a Competitive Bid, it shall do so by notifying Borrower prior to 7:45 a.m. on that date. In each case, the Administrative Agent shall inform Borrower of the Maximum Competitive Advance and All-In Bid or Eurodollar Bid (as applicable) set forth by each Lender in its Competitive Bid.
       The Administrative Agent shall promptly confirm such notifications in writing delivered in person or by telecopier to Borrower.

               (j) Borrower may, in its sole and absolute discretion, reject any or all of the Competitive Bids. If Borrower accepts any Competitive Bid, the following shall apply: (a) Borrower must accept all Competitive Bids at all lower interest rates before accepting any portion of a Competitive Bid at a higher interest rate, (b) if two or more Lenders have submitted a Competitive Bid at the same interest rate, then Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Maximum Competitive Advance of each Lender bears to the aggregate Maximum Competitive Advances of all such Lenders and (c) Borrower may not accept Competitive Bids for an aggregate amount in excess of the requested Competitive Advance set forth in the Competitive Bid Request. Acceptance of a Competitive Bid by Borrower shall be irrevocable upon communication thereof to the Administrative Agent. The Administrative Agent shall promptly notify each of the Lenders whose Competitive Bid has been accepted by Borrower by telephone, which notification shall promptly be confirmed in writing delivered in person or by telecopier to such Lenders. Any Competitive Bid not accepted by Borrower by 9:00 a.m. (California time) on the date of the proposed Competitive Bid shall be deemed rejected.

               (k) A Lender whose Competitive Bid has been accepted by Borrower shall make the Competitive Advance in accordance with the Competitive Bid Request and with its Competitive Bid, subject to the applicable conditions set forth in this Agreement by making funds immediately available to the
       Administrative Agent at the Administrative Agent's Office in the amount of such Competitive Advance not later than 11:00 a.m. (California time) on the date of such acceptance. The Administrative Agent shall then promptly credit the Competitive Advance in immediately available funds to the Designated Deposit Account.

               (l) The Administrative Agent shall notify Borrower and the Lenders promptly after any Competitive Advance is made of the amounts and maturity of such Competitive Advances and the identity of the Lenders making such Competitive Advances.

               (m) The Competitive Advances made by a Lender shall be evidenced by that Lender's Competitive Advance Note.

               (n) Borrower shall pay to the Administrative Agent a fee with respect to each Competitive Bid Request submitted to the Administrative Agent, in the amounts and at the times set forth in a letter agreement between Borrower and Administrative Agent.

     2.3  Swing Line Loans.  Each request by Borrower for a Swing Line Loan
          ----------------
shall Be made pursuant to a Request for Loan (or telephonic or other request for a Loan referred to in the second sentence of Section 2.1(c), if applicable)
                                                         -----
received by the Administrative Agent, at the Administrative Agent's Office, not later than 2:00 p.m. on the day of the requested Swing Line Loan.

     2.4  Base Rate Loans.  Each request by Borrower for a Base Rate Loan shall
          ---------------
be made pursuant to a Request for Loan (or telephonic or other request for a Loan referred to in the second sentence of Section 2.1(c), if applicable)
                                                   -----
received by the
Administrative Agent, at the Administrative Agent's Office, not later than 11:00 a.m. (California time) on the day prior to the date of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as Eurodollar Rate Loans.

     2.5  Eurodollar Rate Loans
          ---------------------

               (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for a Loan referred to in the second sentence of Section 2.1(c), if applicable) received by
                                            -----
       the Administrative
       Agent, at the Administrative Agent's Office, not later than 11:00 a.m. (California time) at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

               (b) Prior to the first day of the applicable Eurodollar Period, the Administrative Agent shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone, telecopier or telex.

               (c) Unless all of the Lenders otherwise consent, no Eurodollar Rate Loan may be requested during the continuance of a Default or Event of Default.

               (d) Unless the Majority Lenders otherwise consent, no more than six (6) Eurodollar Loans shall be outstanding at any one time.

               (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

     2.6  Letters of Credit.
          -----------------
               (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Main Commit-ment as Borrower may request by a Request for Letter of Credit; provided
                                                                       --------
       that (i) giving effect to all such Letters of Credit, the sum of (A) the
                                                                 ---
       aggregate principal amount outstanding of the Committed Loans, plus (B)
                                                                      ----
       the Aggregate Effective Amount of all outstanding Letters of Credit, plus (C) the outstanding principal amount of the Competitive Advances
       ----
       shall not exceed the Main Commitment and (ii) the Aggregate
       Effective Amount under all outstanding Letters of Credit shall not exceed $5,000,000.
       Each Letter of Credit shall be in a form and for a purpose acceptable to the Issuing
       Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any

       Letter of Credit shall not exceed one (1) year or extend beyond the Maturity Date.

               (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least three
       (3) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

               (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share of the Main Commitment. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse the
       Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

               (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.6(c), the
                                                             -----
       interest amount of any such payment


                                                  --33-
       shall be for the account of the Issuing Lender. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.6(c) for its Pro Rata
                                                         ------
       Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.6(d) and shall share, in accordance with
                                   -----
       that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender reimbursed the Issuing Lender) with respect to such claim.

               (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the
                                            -----
       payment required by Section 2.6(d) and, for this purpose, the conditions
                                   -----
       precedent set forth in Article 8
                              ---------
       shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

               (f)  If Borrower fails to make the payment required by
       Section 2.6(d) within the time period therein set forth, in lieu of the
               ------
       reimbursement to the Issuing Lender under Section 2.4(c) the Issuing
                                                         ------
       Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the
       Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such
                              ---------
       Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

               (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

               (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing,

       Borrower's obligations shall not be affected by any of the following circumstances:

                    (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                    (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                    (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared substantially to comply with the terms of the Letter of Credit;

                    (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                    (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                    (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                    (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                    (ix) any failure or delay in notice of shipments or arrival of any Property;

                    (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                    (xi) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

                    (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                    (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears substantially to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                    (xiv) where the Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever.


               (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6, mutatis
                                                                ----  -------
       mutandis.
       --------

               (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of

       Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

     2.7  Voluntary Reduction of the Commitment.  Borrower shall have the right,
          -------------------------------------
at any time
and from time to time, without penalty or charge, upon at least five (5) Banking Days' prior written notice to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 which are not less than $5,000,000, all or a portion of the then undisbursed portion of the Commitment; provided that any such reduction
                                                --------
shall be accompanied by
payment of all accrued and unpaid facility fees with respect to the portion of the Commitment being reduced. Any such reduction may be allocated between the Main Commitment and the Swing Line Commitment by Borrower in amounts which are integral multiples of $1,000,000.

     2.8  Administrative Agent's Right to Assume Funds Available for Advances.
          -------------------------------------------------------------------
Unless the Administrative Agent shall have been notified by any Lender no later than the
Banking Day prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of the total amount of such Loan (and provided that the
                                                              --------
Administrative Agent has given such Lender notice of such Loan in accordance with Section
2.1(d)), the Administrative Agent may assume that such Lender has made
------
such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to
Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Adminis-trative Agent's demand therefor, the Administrative Agent promptly shall notify
Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate.

                                    ARTICLE 3
                                PAYMENTS AND FEES
                                -----------------

     3.1  Principal and Interest.
          ----------------------

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance and each Swing Line Loan from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b) Interest accrued on each Base Rate Loan through the last day of each calendar month shall be due and payable on the fifth Banking Day following that day. Interest accrued on each Swing Line Loan through the last day of each calendar month shall be due and payable on that day. Except as otherwise provided in Section 3.8, the unpaid principal amount
       ------                                  ---
       of each Base
       Rate Loan and each Swing Line Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate. Each change in the interest rate applicable to Base Rate Loans and Swing Line Loans shall take effect simultaneously with the corresponding changes in the Base Rate. Each change in the Base Rate shall be effective as of 12:01 a.m. on the Banking Day on which such change the Base Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

               (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on each Quarterly Payment Date and on the last day of the related Eurodollar Period. Except as otherwise
                                                       ------
       provided in Section 3.8, the unpaid principal amount of any Eurodollar
                           ---
       Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the applicable Eurodollar Rate
                                          ----
       Spread.

               (d) Interest accrued on each Competitive Advance shall be due and payable on the maturity date of the Competitive Advance. Except as otherwise provided in Section 3.8, the unpaid principal amount of each
                                     ---

       Competitive Advance shall bear interest at the interest rate specified in the related Competitive Bid.

               (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                    (i) the principal amount of each Eurodollar Rate Loan shall be payable immediately on the last day of the Eurodollar Period for such Loan;

                    (ii) the principal amount of each Competitive Advance shall be payable immediately on the maturity date specified in the related Competitive Bid;

                    (iii) the principal Indebtedness evidenced by the Notes shall be payable immediately in immediately available funds, to the extent that the sum of (A) the outstanding principal amount of the
                          ---
          Loans plus (B) the Aggregate Effective Amount of all outstanding
                ----
          Letters of Credit at any time exceeds the Commitment;

                    (iv) the principal Indebtedness evidenced by the Committed Notes shall be payable immediately in immediately available funds, to the extent that the sum of (A) the principal amount of the Committed
                              ------
          Loans made under
          the Main Commitment plus (B) the principal amount of any outstanding
                              ----
          Competitive
          Advances plus (C) the Aggregate Effective Amount of all outstanding
                   ----
          Letters of Credit at any time exceeds the Main Commitment;

                    (v) the principal Indebtedness evidenced by the Swing Line Note shall be payable immediately in immediately available funds, to the extent that the principal amount of the outstanding Swing Line Loans at any time exceeds the Swing Line Commitment; and

                    (vi) the principal Indebtedness evidenced by the Notes shall in any event be payable immediately in immediately available funds on the Maturity Date.

               (f) The principal Indebtedness evidenced by the Notes shall be prepaid on the second anniversary of the Closing Date unless on or before that
                                                      ------
     date Borrower furnishes to the Administrative Agent a written opinion of its legal counsel, in form and substance acceptable to the Administrative Agent, to the effect that all regulatory approvals from Governmental Agencies necessary to permit the maturity date of the credit facilities under this Agreement to extend to the Maturity Date have been obtained and are in full force and effect, attaching a copy of such regulatory approvals.

               (g) Subject to clause (h) of this Section, the Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary
                                   ------
       prepayment under this subsection, (i) any partial prepayment of Loans under the Main Commitment shall be in an integral multiple of $1,000,000, but not less than $5,000,000,
       (ii) the Administrative Agent shall have received written notice of any prepayment at least one (1) Banking Day, in the case of a Base Rate Loan, and three
       (3) Banking Days, in the case of a Eurodollar Rate Loan, before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal in respect of a Eurodollar Rate Loan shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid and (iv) in any event, any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.7(d).
                                                                    ------

               (h) No Competitive Advance Note may be prepaid without the prior written consent of the Lender making such Competitive Advance.

     3.2  Facility Fees.  On each Quarterly Payment Date and on the earlier of
          -------------
the Maturity
Date and the date upon which the Obligations are paid in full and the Commitment terminated, Borrower shall pay to the Administrative Agent (a) for the account of each Lender according to its Pro Rata Share of the Main Commitment, a facility fee equal to the then applicable Facility Fee Rate times the Main Commitment for the period since the last Quarterly Payment Date and (b) for the account of the Swing Line Lender, a facility fee equal to the then applicable Facility Fee Rate times the Swing Line
Commitment for the period since the last Quarterly Payment Date.

     3.3  Arrangement Fee.  On the Closing Date, Borrower shall pay to the
          ---------------
Arranger the
arrangement fee as heretofore agreed upon by letter agreement dated November 21, 1997 between Borrower and the Arranger. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

     3.4  Agency Fee   Borrower shall pay to the Administrative Agent an agency
          ----------
fee in such
amounts and at such times as heretofore agreed upon by letter agreement dated November 21, 1997 between Borrower and the Administrative Agent. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

     3.5  Letter of Credit Fees.  Concurrently with the issuance of each Letter
          ---------------------
of Credit,
Borrower shall pay a letter of credit issuance fee to the Issuing Lender, for the sole account of the Issuing Lender, in an amount set forth in a letter agreement dated November 21, 1997 between Borrower and the Issuing Lender. The letter of credit issuance fee is nonrefundable. Borrower shall also concurrently pay to the Administrative Agent, for the ratable account of the Lenders in accordance with their Pro Rata Share of the Main Commitment, standby letter of credit fees in an amount equal to the Letter of Credit Fee Rate times the amount of the
                                                    -----
Letter of
Credit for the period commencing on the earlier of (a) the maturity date of such
                                        ----------
Letter of
Credit or (b) the first anniversary of the issuance date of such Letter of Credit, and shall further pay such an issuance fee on each anniversary of the issuance date of such Letter of Credit. Borrower shall also pay customary amendment, transfer, negotiation and other fees to the Issuing Lender, for the sole account of the Issuing Lender.

     3.6  Increased Commitment Costs.  If any Lender determines in good faith
          --------------------------
that compliance
with any Law or regulation enacted or promulgated after the Closing Date, or with any guideline or request from any central bank or other Governmental Agency issued or made after the Closing Date (whether or not having the force of Law) has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's portion of the Commitment or its making or maintaining of Advances or Swing Line Loans, below the rate which the Lender or such other corporation could have achieved but for such compliance (taking into account the policies of such Lender or corporation with regard to capital), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Each Lender agrees promptly to notify the Borrower and the Administrative Agent of any circumstances that would cause the Borrower to pay additional amounts pursuant to this Section, provided that the
                                                             --------
failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

     3.7  Eurodollar Fees and Costs.
          -------------------------

               (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                    (1) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, its Notes or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, its Notes or its obligation to make Eurodollar Rate Advances (except for changes in
                                                         ------
            any tax on the overall net income, gross income or gross receipts of such Lender or its Eurodollar Lending Office);

                    (2) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of
             ---------
            Governors of
            the Federal Reserve System), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office; or

                    (3) shall impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, its Notes, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

       and the result of any of the foregoing, as determined by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, its Notes or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, its Notes or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded
       100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, upon demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Lender, otherwise be disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrower may at any time, upon at least four (4) Eurodollar Banking Days' prior notice to the Administrative Agent and Lenders and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.7(d), pay in full all Eurodollar Rate Advances or request
                  -----
       that all Eurodollar Rate Advances be converted to Base Rate Advances.

               (b)  If, after the date hereof, the existence or occurrence of any
       Special Eurodollar Circumstance shall, in the opinion of any Lender, make it unlawful, impossible or impracticable for such Lender or its Eurodollar
       Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar
       Rate, and such Lender shall so notify the Administrative Agent and the other Lenders, then the Lenders' obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to Borrower. Upon receipt of such notice, the outstanding principal amount of all Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances with Eurodollar Periods corresponding to the Eurodollar Loans of which such Eurodollar Rate Advances were a part on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if the affected Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if the affected Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the
                                                --------
       conversion shall
       not be subject to payment of a prepayment fee under Section 3.7(d).
                                                                   ------

               (c)  If, with respect to any proposed Eurodollar Rate Loan:

                    (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in dollars (in the applicable amounts) are not being offered to each of the Lenders in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                    (2) the Majority Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent
            (i) does not represent the effective pricing to such Lenders for deposits in dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

       then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

               (d) Upon payment or prepayment of any Eurodollar Rate Advance, (other than as the result of a conversion required under Section 3.7(b)), on a day other
                                                         -------
       than the last day in the applicable Eurodollar
       Period (whether voluntarily,
       involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower to borrow on the date or in the amount specified for
a
       Eurodollar Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Lender a prepayment fee or failure to borrow fee, as the case may be, calculated as follows (and determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market):

                    (1)  principal amount of the Eurodollar Rate Advance, times
                                                                          -----
           [number of days between the date of prepayment and the last day in the applicable Eurodollar Period], divided by 360, times the
                                                  -------         -----
            applicable  Interest Differential; plus
                                               ----

                         (2)  all actual out-of-pocket expenses (other than
            those
            taken into account in the calculation of the Interest Differential) incurred by the Lender (excluding allocations of any expense
                                    ---------
            internal
            to that Lender) and reasonably attributable to such payment or prepayment;

       provided that no prepayment fee or failure to borrow fee shall be payable
       --------
       (and no
       credit or rebate shall be required) if the product of the foregoing formula is not a positive number. Each Lender's determination of the amount of any prepayment fee or failure to borrow fee payable under this
       Section 3.7(d) shall be conclusive in the  absence of manifest error.
               ------

     3.8  Default Rate.  From and after the occurrence of any Event of Default
          ------------
the Loans and the Swing Line Loans shall bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus 3% per annum,
                                         --- --               ----
to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due
                     ---------
interest) shall be compounded quarterly, on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

     3.9  Computation of Interest and Fees.  Computation of interest on Base
          --------------------------------
Rate Loans, Swing
Line Loans, Eurodollar Rate Loans, Competitive Advances and on facility and letter of credit fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that this calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Any Loan or Swing Line Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

     3.10  Non-Banking Days.  If any payment to be made by Borrower or any other
           ----------------
Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest.

     3.11  Manner and Treatment of Payments.
           --------------------------------

               (a) Each payment hereunder or on the Notes or under any other Loan Document shall be made to the Administrative Agent for the account of each of the Lenders, or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. (or, in the case of payments with respect to Swing Line Loans, not later than 12:00 noon) on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. (or, in the case of payments with respect to Swing Line Loans, not later than 12:00 noon) on any particular Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be promptly paid by the Administrative Agent to the applicable Lender in immediately available funds. Should the Administrative Agent fail to remit to any Lender any funds actually received by the Administrative Agent and due to that Lender on the same Banking Day upon which such funds are deemed received by the Administrative Agent as set forth above, that Lender shall be entitled to recover interest on such funds from the Administrative Agent at a rate per
       annum equal to the Federal Funds Rate.   All payments shall be made in
       lawful money of the United States of America.

               (b) Each payment or prepayment on account of any Committed Loan shall be applied pro rata according to the outstanding Committed Advances made by each Lender comprising such Committed Loan. Each payment or prepayment of a Competitive Advance shall be applied to the Competitive Advance Note held by the Lender which made such Competitive Advance.

               (c) Each Lender shall use its best efforts to keep a record of Advances and Swing Line Loans made by it and payments received by it with respect to its Notes and such record shall be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Party for any failure to keep such a record.

               (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income or gross receipts generally applicable to banks). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of taxes, assessments or other charges imposed by any Governmental Agency from any amount payable to any Lender under any Loan Document, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which that Lender would have been entitled under the Loan Document absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such taxes, assessments or other charges, that Lender shall refund such excess to Borrower.

               (e) Each Lender which is organized outside the United States of America shall promptly deliver to Borrower and the Administrative Agent a completed Internal Revenue Service Form 4224 and any other certificate or statement or exemption required by applicable Laws, properly completed and duly executed by such Lender, to establish that such payment is (1) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States of America or (2) totally exempt from United States tax under a provision of an applicable tax treaty. Unless Borrower and the Administrative Agent have received such Form or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Administrative Agent shall withhold the taxes from such payment at the applicable statu-tory rate in the case of payments to or for any Lender organized under the Laws of a jurisdiction outside the United States of America and
       Section 3.11(d) shall not apply thereto.
               -------

     3.12  Funding Sources.  Nothing in this Agreement shall be deemed to
           ---------------
obligate any Lender
to obtain the funds for any Loan, Swing Line Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan, Swing Line Loan or Advance in any particular place or manner.

     3.13  Failure to Charge Not Subsequent Waiver.  Any decision by the
           ---------------------------------------
Administrative Agent
or any Lender not to require payment of any interest (including interest arising
                                                      ---------
under Section 3.8), fee, cost or other amount payable under any Loan
             ----

Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.8), fee, cost or other amount
 ---------                                ---
payable under any Loan Document,
or to calculate an amount payable by another method, on any other or subsequent occasion.

     3.14  Administrative Agent's Right to Assume Payments Will be Made by
           ---------------------------------------------------------------
Borrower.  Unless the Administrative Agent shall have been notified by Borrower
--------
prior to the date
on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at a rate per annum equal to the actual cost to the Administrative Agent of funding such amount as notified by the Administrative Agent to such Lender.

     3.15  Fee Determination Detail.  The Administrative Agent, and any Lender,
           ------------------------
shall provide
reasonable detail to Borrower regarding the manner in which the amount of any payment to the Lenders, or that Lender, under Article 3 has been determined.
                                              ---------

     3.16  Survivability   All of Borrower's obligations under Sections 3.6 and
           -------------                                                ---
3.7 shall survive the date on which all Loans and the Swing Line Loans are fully
---
paid.

                                               ARTICLE 4
                                   REPRESENTATIONS AND WARRANTIES
                                   ------------------------------
          Borrower represents and warrants to the Lenders that:

     4.1  Existence and Qualification; Power; Compliance With Laws.  Borrower is
          --------------------------------------------------------
a corporation
duly formed, validly existing and in good standing under the Laws of Nevada. Borrower is duly qualified to transact business, and is in good standing, in Nevada and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and
           ------
to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform the Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid, nonassessable and issued in compliance with all applicable state and federal securities and other Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals,
orders, licenses and permits from, and has accomplished all filings, registra-tions and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or
          ------
obtain exemptions does not constitute a Material Adverse Effect.

     4.2  Authority; Compliance With Other Agreements and Instruments and
          ---------------------------------------------------------------
Government Regulations.  The execution, delivery and performance by each Party
----------------------
of the Loan Documents to
which it is a party have been duly authorized by all necessary corporate action, and do not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's certificate of incorporation or bylaws;

               (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d)  Violate any Requirement of Law applicable to such Party;

               (e) result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and no such Party is in violation of, or default under, any Requirement of Law
or
Contractual Obligation, or any indenture, loan or credit agreement described in
Section 4.2(e), in any respect that constitutes a Material Adverse Effect.
        ------

     4.3  No Governmental Approvals Required.  Subject to the representations of
          ----------------------------------
the Lenders
contained in Section 11.8, no authorization, consent, approval, order, license
                     ----
or permit from,
or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by each Party of the Loan Documents to which it is a party.

     4.4  Subsidiaries.
          ------------

               (a)  Schedule 4.4 hereto correctly sets forth the names, the form
                    ------------
       of legal entity, number of shares of capital stock issued and outstanding,
       jurisdictions of organization and chief executive offices of all Subsidi-aries of Borrower. Except as described in Schedule 4.4, Borrower does
                                                  ------------
       not own any capital stock or equity interest in any Person.

               (b) Each Subsidiary of Borrower is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register,
                     ------
       qualify or obtain exemptions does not constitute a Material Adverse
       Effect.

     4.5  Financial Statements.  Borrower has furnished to the Lenders (a) the
          --------------------
audited consolidated financial statements of Borrower and its Subsidiaries as at December 31, 1996 and for the Fiscal Year then ended and (b) the unaudited consolidated financial statements of Borrower and its Subsidiaries as at September 30, 1997 and for the three Fiscal Quarters then ended. Such financial statements fairly present the financial condition and the results of operations of Borrower and its Subsidiaries as at such dates and for such periods in accordance with GAAP, consistently applied.

     4.6  No Other Liabilities; No Material Adverse Effect.  Borrower and its
          ------------------------------------------------
Subsidiaries do
not have any material liability or material contingent liability not reflected or disclosed in the balance sheet or notes thereto described in Section 4.5(b),
                                                                        -----
other than liabilities and contingent liabilities arising in the ordinary course of business subsequent to September 30, 1997. No event or circumstance has occurred that constitutes a Material Adverse Effect with respect to Borrower and its Subsidiaries since September 30, 1997.

     4.7  Title to and Location of Property.  Borrower and its Subsidiaries have
          ---------------------------------
good and valid
title to all the Property reflected in the balance sheet described in Section 4.5(b), other than Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than (i) Liens and Rights of Others
                                ----------
permitted by Section 6.8.
                     ---
     4.8  Intangible Assets.  Borrower owns, or possesses the right to use to
          -----------------
the extent
necessary in its business, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of its business as now operated and which are material to the condition (financial or otherwise), business or operations of Borrower, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

     4.9  Governmental Regulation.  Borrower and its Subsidiaries have obtained
          -----------------------
all approvals
necessary under the Public Utility Holding Company Act of 1935 and the Federal Power Act to permit the execution, delivery and performance of the Obligations under the Loan Documents. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Interstate Commerce Act, the Investment Company Act of 1940 or to any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     4.10  Litigation.  Except for (a) any matter fully covered (subject to
           ----------   ------
applicable
deductibles and retentions) by insurance for which the insurance carrier has assumed full responsibility, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (c) matters described in public documents filed with Governmental Agencies and previously delivered to the Lenders, and (d) matters set forth in Schedule 4.10,
                                                                           ----
there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency. Except for matters set forth in Schedule 4.10,
         ------                          -------------
there is no reasonable basis, to the best knowledge of Borrower, for any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which would constitute a Material Adverse Effect.

     4.11  Binding Obligations.  Each of the Loan Documents will, when executed
           -------------------
and delivered
by any Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as
                                                             ------
enforcement may be
limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     4.12  No Default.  No event has occurred and is continuing that is a
           ----------
Default or Event of Default.

     4.13  Pension Plans.  Schedule 4.13 correctly lists each Pension Plan
           --------------  -------------
which, as of the
Closing Date, Borrower or any of its ERISA Affiliates maintains or to which, as of the Closing Date, Borrower or any ERISA Affiliate contributes or is required to contribute. As of the Closing Date, all contributions required to be made under any such Pension Plan have been made to such plan or have been reflected as a liability on the consolidated balance sheet described in Section 4.5(b).
                                                                      -----
There is no
"accumulated funding deficiency" within the meaning of Section 302 of ERISA or any liability to the PBGC with respect to any Pension Plan other than a Multiemployer Plan.

     4.14  Regulations G, U and X.  No part of the proceeds of any Advance or
           ----------------------
Swing Line Loan
hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulation G) in violation of Regulations G, U or X. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

     4.15  Disclosure.  No written statement made by a Responsible Official of
           ----------
Borrower to the
Administrative Agent, the Arranger, the Swing Line Lender or any Lender in connection with this Agreement, or in connection with any Advance or Swing Line Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. Borrower has not intentionally withheld from the Lenders any information with respect to any circumstance or event which constitutes a Material Adverse Effect.

     4.16  Tax Liability.  Borrower and its Subsidiaries have filed all tax
           -------------
returns which are
required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) taxes for which Borrower has been fully indemnified and
              ------
(b) such taxes,
if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained. To the best knowledge of Borrower, there is no tax assessment contemplated or proposed by any Governmental Agency against Borrower or any of its Subsidiaries that would constitute a Material Adverse Effect.

     4.17  Pari Passu Status.  No Indebtedness of Borrower or any of its
           -----------------
Subsidiaries is
entitled to priority of payment over the Obligations, whether by contract or by operation of law, provided that it is acknowledged that the First Mortgage Bonds
                  --------
have the benefit of the
collateral described in the Indenture. The Property of Borrower and its Subsidiaries is not subject to any Lien or Negative Pledge not described on
Schedule 4.17 or Schedule 6.8, other
-------------    ------------
than Liens in favor of the Trustee under the Indenture securing the obligations of Borrower under the Indenture.

     4.18   Hazardous Materials.  Except as described in Schedule 4.18, (a)
            -------------------                          -------------
neither Borrower
nor any Subsidiary of Borrower at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Property or any portion thereof is or has been utilized by Borrower or any Subsidiary of Borrower as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any Subsidiary of Borrower on any Property, or transported to or from such Property by Borrower or any Subsidiary of Borrower, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

                                               ARTICLE 5
                                          AFFIRMATIVE COVENANTS
                                          ---------------------
                                       (OTHER THAN INFORMATION AND
                                        --------------------------
                                          REPORTING REQUIREMENTS)
                                          ----------------------

          So long as any Advance or Swing Line Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Lenders) otherwise consents in writing:

     5.1  Payment of Taxes and Other Potential Liens.  Pay and discharge
          ------------------------------------------
promptly all taxes,
assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof, upon their respective income or profits or any part thereof or upon any right or interest of the Administrative Agent or any Lender under any Loan Document, except that Borrower and its
                                             ------
Subsidiaries shall not
be required to pay or cause to be paid (a) any income or gross receipts tax or any other tax on or measured by income gener-ally applicable to banks or (b) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings, so long as the relevant entity has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Property of Borrower and its Subsidiaries, taken as a whole, is in jeopardy of being seized, levied upon or forfeited.

     5.2  Preservation of Existence.  Preserve and maintain their respective
          -------------------------
existences in the
jurisdiction of their formation and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respec-tive business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except that
                                                                    ------
a merger permitted under Section 6.2 shall not constitute a violation of this
                                 ---
covenant.

     5.3  Maintenance of Properties.  Maintain, preserve and protect all of
          -------------------------
their respective
depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties.

     5.4  Maintenance of Insurance.  Maintain liability, casualty and other
          ------------------------
insurance (subject
to customary deductibles and retentions), with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate.

     5.5  Compliance With Laws.  Comply with all Requirements of Laws
          --------------------
noncompliance with which
constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries
                                       ------
need not comply
with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

     5.6  Inspection Rights.  At any time during regular business hours and as
          -----------------
often as
requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries), permit the Administrative Agent or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees, accountants, customers or vendors. Following the occurrence of any Default, (if in any event the Administrative Agent does not obtain information reasonably satisfactory to a Lender as a result of any examination, audit, visit, inspection or discussion referred to above) each Lender shall, upon written notice to Administrative Agent, be permitted to exercise each of the rights granted to the Administrative Agent by this Section.

     5.7  Keeping of Records and Books of Account.  Keep adequate records and
          ---------------------------------------
books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any
Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

     5.8  Compliance With Agreements.  Promptly and fully comply with all
          --------------------------
Contractual
Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except
                                                                       ------
that Borrower and its Subsidiaries need not comply with Contractual Obligations
(a) under any such agreements, indentures, leases or instruments then being contested by any of them in good faith by appropriate proceedings or (b) if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

     5.9  Use of Proceeds.  Use the proceeds of Advances and Swing Line Loans
          ---------------
only for proper corporate purposes of Borrower.

     5.10  Hazardous Materials Laws.  Keep and maintain all Property and each
           ------------------------
portion thereof
in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and
(c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of any Property that could reasonably be expected to cause such Property or any part thereof to be subject to any restrictions on ownership, occupancy, transferability or use of such Property under any applicable Hazardous Materials Laws.

                                                ARTICLE 6
                                                ---------
                                            NEGATIVE COVENANTS
                                            ------------------

          So long as any Advance or Swing Line Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Lenders or, if required pursuant to Section 11.2, all of the Lenders)
                                                     ----
otherwise consents in writing:

     6.1  Disposition of Property.  Make any Disposition of its Property,
          -----------------------
whether now owned or
hereafter acquired, if, giving effect thereto, the aggregate book value or fair market value of the Property which is the subject of all Dispositions by Borrower and its Subsidiaries during the immediately preceding twelve (12) month period exceeds $100,000,000.

     6.2  Mergers.  Merge, consolidate or amalgamate with or into any Person,
          -------
except:

               (a) mergers, consolidations or amalgamations of a Subsidiary of Borrower into Borrower; and

               (b) mergers, consolidations or amalgamations in furtherance of Investments and Acquisitions permitted by this Agreement;

provided, in each case, that (y) no Default or Event of Default occurs by reason
--------
of the
consummation of such merger, consolidation or amalgamation, and (z) Borrower is the survivor of such merger, consolidation or amalgamation, or Borrower's survivor expressly assumes the Obligations of Borrower to the Administrative Agent and the Lenders pursuant to a written instrument which is in form and substance acceptable to the Administrative Agent and the Majority Lenders.

     6.3  Investments and Acquisitions.  Make any Acquisition or enter into any
          ----------------------------
agreement to
make any Acquisition, or make or suffer to exist any Investment, except:
                                                                 ------

               (a)  Investments existing on the Closing Date and disclosed in
       Schedule 4.4;
       ------------

               (b)  Investments consisting of Cash Equivalents; and

               (c) Acquisitions and Investments not described above in an amount not exceeding
       (i) $250,000,000 in any Fiscal Year or (ii) $750,000,000 in the aggregate during the term of this Agreement; provided that nothing in this Section 6.3(c) shall
                          --------
       permit an Investment prohibited by Section 6.13.
                                                  ----

     6.4  Hostile Tender Offers.  Make any offer to purchase or acquire, or
          ---------------------
consummate a
purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors of such corporation or business entity has notified Borrower that it opposes such offer or purchase.

     6.5  Distributions.  Make any Distribution which would result in a Default
          -------------
or, in any
event during the existence of an Event of Default, whether from capital, income or otherwise, and whether in Cash or other Property.

     6.6  ERISA Compliance   (a) Permit any Pension Plan, other than a
          ----------------                                ----------
Multiemployer Plan, to
incur any material "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA, whether or not waived, or (b) in a manner which could result in the imposition of a material Lien on any Property of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA, (i) permit any Pension Plan maintained by any of them to suffer a Termination Event or (ii) incur withdrawal liability under any Multiemployer Plan.

     6.7  Change in Nature of Business.  Make any material change in the nature
          ----------------------------
of the business
of Borrower and its Subsidiaries, taken as a whole, as at present conducted.

     6.8  Indebtedness and Contingent Obligations.  Create, incur, assume or
          ---------------------------------------
suffer to exist
any Indebtedness or Contingent Obligation, except:
                                           ------

               (a) Indebtedness and Contingent Obligations in favor of the Lenders or the Administrative Agent under the Loan Documents;

               (b)  Existing Indebtedness and Contingent Obligations disclosed in
       Schedule 6.8 and, subject to Section 6.12, Indebtedness or Contingent
       ------------                         ----
       Obligations which refinance or replace such Indebtedness or Contingent Obligations, provided, in each case, that the principal amount thereof is not
       --------
       increased;

               (c) Indebtedness not described above that is not secured by a Lien on any Property of Borrower or any of its Subsidiaries not in excess of (i) $300,000,000 incurred during any Fiscal Year or (ii) $900,000,000 in the aggregate outstanding at any time; and

               (d) Indebtedness pursuant to any series of First Mortgage Bonds hereafter issued in accordance with the terms of the Indenture.

     6.9  Transactions with Affiliates.  Enter into any transaction of any kind
          ----------------------------
with any
Affiliate of Borrower other than (a) transactions between or among Borrower and
                      ----------
its wholly-owned
Subsidiaries or between or among its wholly-owned Subsidiaries and (b) transactions on terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

     6.10  Adjusted Stockholders' Equity.  Permit Adjusted Stockholders' Equity,
           -----------------------------
as of the last
day of any Fiscal Quarter, to be less than the sum of (a) $800,000,000 plus (b)
                                               ------                  ----
an amount equal
to 33 1/3% of the net cash proceeds from all issuances by Borrower of its capital stock subsequent to the Closing Date.

     6.11  Total Debt to Total Capitalization.  Permit the ratio of Total Debt
           ----------------------------------
to Total
Capitalization, as of the last day of any Fiscal Quarter, to be greater than
0.65 to 1.00.

     6.12  Amendments to Certain Agreements.  Amend the Indenture in a manner
           --------------------------------
which is adverse
to the interests of the Lenders or, in any event, to change the definition or means of application of the definition of "Excluded Property" used therein.

     6.13  Investments in Subsidiaries.  Make any Investment in a Subsidiary of
           ---------------------------
Borrower if,
giving effect thereto, the aggregate of all Investments made by Borrower in all Subsidiaries of Borrower during the immediately preceding twelve (12) month period exceeds $100,000,000.

                                                ARTICLE 7
                                                ---------
                                 INFORMATION AND REPORTING REQUIREMENTS
                                 --------------------------------------

     7.1  Financial and Business Information.  So long as any Advance or Swing
          ----------------------------------
Line Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the approval of the Majority Lenders) otherwise consents in writing, deliver to the Lenders, at Borrower's sole expense:

               (a) As soon as practicable, and in any event concurrently with its submission to the Securities and Exchange Commission, Borrower's quarterly report on form 10-Q, together with a certificate executed by a Senior Officer of Borrower stating that no Default or Event of Default has occurred as of the date of such quarterly report;

               (b) As soon as practicable, and in any event concurrently with its submission to the Securities and Exchange Commission, Borrower's annual report on form 10-K, together with a certificate executed by a Senior Officer of Borrower stating that no Default or Event of Default has occurred as of the date of such annual report;

               (c) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in each
       Fiscal Year, and then within 90 days after the end of such Fiscal Quarter), a Compliance Certificate;

               (d) Promptly after the same are available, copies of each proxy or financial statement or other report or communication sent to the shareholders of Borrower, and copies of all other regular, periodic and special reports and registration statements which Borrower or a Subsidiary of Borrower may file or be required to file under Sections 13 or 15(d) of the Securities Exchange Act of 1934;

               (e) Promptly after request by any Lender, copies of any other specific report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency if such report or document would, under applicable Laws, be available to any Person submitting a request therefor to that Governmental Agency;

               (f) As soon as practicable, and in any event within one Banking Day after a Responsible Official of Borrower obtains actual knowledge of the existence of any condition or event which constitutes a Default or Event of Default, written notice specifying the nature and period of exis-tence thereof and specifying what action Borrower or any of its Subsidi-aries are taking or propose to take with respect thereto;

               (g) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within five Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan, other than a Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower and any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto; and

               (h) Such other data and information as from time to time may be reasonably requested by the Administrative Agent or by any Lender.

                                                ARTICLE 8
                                                ---------
                                                CONDITIONS
                                                ----------

     8.1  Initial Advances, Swing Line Loans and Letters of Credit.  The
          --------------------------------------------------------
obligation of each
Lender to make the initial Advance to be made by it hereunder, the obligation of the Swing Line Lender to make the initial Swing Line Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to the fulfillment of the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances, Swing Line Loans (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satis-factory to the Administrative Agent, its legal counsel, and the Lenders (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent and each Lender otherwise agree or direct):

                    (1) executed counterparts of this Agreement, sufficient in number for distribution to the Lenders and Borrower;

                    (2) the Committed Advance Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share of the Main Commitment;

                    (3) the Competitive Advance Notes executed by Borrower in favor of each Lender, each in a principal amount equal to the Main Commitment;

                    (4) the Swing Line Note executed by Borrower in favor of the Swing Line Bank;

                    (5) such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of each of Borrower and its Subsidiaries, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, certified copies of its certificate
            ---------
            of
            incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                    (6)  the Opinion of Counsel;

                    (7) a Certificate of a Responsible Official signed by a Senior Officer of
            Borrower certifying that the conditions specified in Sections 8.1(b)
                                                                          -----
            and 8.1(c) have been satisfied;
                -----
                    (8)  a Request for Loan;

                    (9) evidence that the execution, delivery and performance of the Loan Documents has been authorized and approved by the Nevada Public Service Commission and any other Governmental Agencies, the approval of which is required to permit Borrower to legally enter into the Loan Documents; and

                    (10) such other assurances, certificates, documents,
            consents
            or opinions as the Administrative Agent reasonably may require.

               (b)  The representations and warranties of Borrower contained in
       Article 4 shall be true and correct.
       ---------

               (c) Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

               (d) Borrower shall, concurrently with the Closing Date repay in full the indebtedness to the other lenders under the Existing Loan Documents, as well as all interest, costs, fees and expenses associated therewith.

               (e)  Borrower shall have paid the fees described in Section 3.3.
                                                                           ---

     8.2  Any Advance, etc..  In addition to any applicable conditions precedent
          ----------------
set forth elsewhere in this Article 8, the obligation of each Lender to make any
                            ---------
Advance,
and the obligation of the Swing Line Lender to make any Swing Line Loan and the obligation of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent:

               (a) except as disclosed by Borrower and approved in writing by the Majority
       Lenders, the representations and warranties contained in Article 4 (other
                                                               ----------------
       than Sections 4.4(a), 4.5, 4.6, 4.10 and 4.18 and except with respect to
                     -----   ---- ---- ----     ----
       any insignificant Subsidiary) shall be true and correct on and as of the date of the Advance or Swing Line Loan as though made on that date;

               (b) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan
                       ---------
       referred to in

       the second sentence of Section 2.1(c), if applicable) and shall have
                                      -----
       promptly notified
       each Lender that is to fund such Advance or Swing Line Loan of such request or (as applicable) the Issuing Lender shall have timely received a Request for Letter of Credit in compliance with Article 2;
                                                         ---------

               (c)  No Default or Event of Default shall have occurred; and

               (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent reasonably may require.

                                               ARTICLE 9
                                               ---------
                        EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
                        ----------------------------------------------------

     9.1  Events of Default.  The existence or occurrence of any one or more of
          -----------------
the following
events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

               (b) Borrower fails to pay any interest on any of the Notes, or any portion thereof, within three (3) Banking Days after the date when due; or fails to pay any other fee or amount payable to Administrative Agent or the Lenders under any Loan Document, or any portion thereof, within three (3) Banking Days after demand therefor; or

               (c)  Any failure to comply with Section 7.1(f); or
                                                       ------

               (d) Borrower, any of its Subsidiaries or any other Party fails to perform or observe any covenant or agreement contained in Article 6 of the Loan
                                                      ---------
       Agreement; or

               (e) Borrower, any of its Subsidiaries or any other Party fails to perform or observe any other covenant or agreement contained in the Loan Agreement or any other Loan Document within thirty (30) days after the giving of notice by the Administrative Agent or the Majority Lenders of such Default; or

               (f) Any representation or warranty made in any Loan Document proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Administrative Agent or the Lenders; or

               (g) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money
       (other than under the Notes) in an amount in excess of $15,000,000, or
        ----------
       any guaranty of
       present or future indebtedness for borrowed money in an amount in excess of $15,000,000, on its part to be paid, when due

       (or within any stated grace period), whether at the maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money in an amount in excess of $15,000,000, or of any guaranty of present or future indebtedness for borrowed money in excess of $15,000,000, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebted-ness due before the date on which it otherwise would become due; or

               (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Majority Lenders, is materially adverse to the interests of the Lenders; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

               (i) A judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unbonded or unsatisfied for thirty (30) calendar days after the date of entry of judg-ment, or in any event, later than five (5) days prior to the date of any proposed foreclosure sale thereunder; or

               (j) Borrower or any of its Subsidiaries institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty
       (60) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

               (k) The occurrence subsequent to the Closing Date of a Termination Event with respect to any Pension Plan, maintained by Borrower or any ERISA Affiliate of Borrower if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $5,000,000; or the complete or partial withdrawal subsequent to the Closing Date by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA Affiliates as a result thereof exceeds $5,000,000.

     9.2  Remedies Upon Event of Default.  Without limiting any other rights or
          ------------------------------
remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

               (a) Upon the occurrence of any Event of Default other than an Event of Default described in Section 9.1(j):
                            ------

                    (1)  the commitment to make Advances and Swing Line Loans
            and
            all other obligations of the Administrative Agent, the Swing Line Lender or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that, subject to Section 11.2, the Majority Lenders
            ------                          ----
            may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders (or all of the Lenders, as the case may be), to reinstate the Commitment and make further Advances and Swing Line Loans, which waiver or deter-mination shall apply equally to, and shall be binding upon, all the Lenders;

                    (2) the Issuing Bank may, with the approval of the Administrative Agent on behalf of the Majority Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing
            Bank in an interest-bearing cash collateral account as collateral hereunder; and

                    (3) the Majority Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the
            Commitment and declare all or any part of the unpaid principal of all
            Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (b)  Upon the occurrence of any Event of Default described in
            Section 9.1(j):
                    ------

                    (1)  the commitment to make Advances and Swing Line Loans
            and
            all other obligations of the Administrative Agent, the Swing Line Lender or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except
                                                                          ------
            that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the
            Commitment and make further Advances and Swing Line Loans, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                    (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

                    (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Docu-ments shall be forthwith due and payable, without protest, present-ment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to or demand upon
            Borrower, which are expressly waived by Borrower, may proceed to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

               (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Majority Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of the Administrative Agent, acting as Administrative Agent, and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the
       Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and
                                            -----
       expenses (including attorneys' fees and disbursements) of the Administrative Agent, acting as the Administrative Agent, and then to the Lenders, as set forth above, second, to the payment of accrued and unpaid
                                    ------
       interest due under any Loan Documents to and including the date of such application
       (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other
                                        -----
       amounts
       (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at law or in equity.

                                              ARTICLE 10
                                              ----------
                                       THE ADMINISTRATIVE AGENT
                                       ------------------------

     10.1  Appointment and Authorization.  Each Lender hereby irrevocably
           -----------------------------
appoints and
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Advances and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the
     ------
Administrative
Agent shall take such action and exercise such powers only in an administrative and ministerial capacity. The Administrative Agent is the agent of the Lenders only and does not assume any agency relationship with Borrower, express or implied.

     10.2  Administrative Agent and Affiliates.  Wells Fargo Bank, National
           -----------------------------------
Association (and
each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it was not the Administrative Agent, and the term "Lender" or "Lenders" includes Wells Fargo
Bank, National Association in its individual capacity. Wells Fargo Bank, National Association (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it was not the Administrative Agent and without any duty to account therefor to the Lenders. Wells Fargo Bank, National Association (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimburse-ment of its fees, costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. Neither the Arranger, the Swing Line Lender nor the Administrative Agent shall be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the Swing Line Lender or the Arranger.

     10.3  Proportionate Interest of the Lenders in any Collateral.  The
           -------------------------------------------------------
Administrative Agent,
on behalf of all the Lenders, shall hold in accordance with the Loan Documents all collateral or interests therein, if any, received or held by the Administra-tive Agent. Subject to the Administrative Agent's, the Swing Line Lender's and the

Lender's rights to reimbursement for their costs and expenses hereunder (including attorneys'
----------
fees and disbursements and other professional services) and subject to the application of payments in accordance with Section 9.2(d), each Lender (including the Swing Line Lender) shall
                                  ------
have an interest in any collateral or interests therein in the same proportions that the aggregate Obligations beneficially owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

     10.4  Lenders' Credit Decisions.  Each Lender agrees that it has,
           -------------------------
independently and
without reliance upon the Administrative Agent, the Arranger, the Swing Line Lender, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent, the Arranger, the Swing Line Lender or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, the Arranger, the Swing Line Lender any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent, the Arranger, the Swing Line Lender or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

     10.5  Action by Administrative Agent;.
           ------------------------------

               (a) The Administrative Agent and the Swing Line Lender may assume that no Default has occurred and is continuing, unless the Administrative Agent and the Swing Line Lender have received written notice from Borrower stating the nature of the Default or has received written notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the
       Loan Documents as are expressly set forth therein. The Arranger has no obligations under the Loan Documents, although it is an intended third party beneficiary of those Sections of this Agreement which refer to the Arranger.

               (c)  Except for any obligation expressly set forth in the Loan
                    ------
       Documents and
       as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except
                                                                      ------
       that the

       Administrative Agent shall be required to act or not act upon the instruc-
       tions of the Majority Lenders (or of all the Lenders, to the extent required by this Agreement) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the
                                                     --------
       Administrative Agent
       shall not be required to act or not act if to do so would be contrary to any Loan
       Document or to applicable Law or would result, in the reasonable judgment of the
       Administrative Agent, in substantial risk of liability to the Administrative Agent.

               (d) If the Administrative Agent has received a written notice specified in clause (a), the Administrative Agent shall give notice thereof to the
              ---
       Lenders and shall
       act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to
       the extent required by Section 11.2), provided that the Administrative
                                      ----   --------
       Agent shall not be required to act or not act if to do so would be contrary to any Loan
       Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Majority Lenders (or all the
                                 ------
       Lenders, if
       required under this Agreement) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the
       Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

               (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Majority Lenders (or all the Lenders, if required under this Agreement), notwithstanding any other provision hereof.

     10.6  Liability of Administrative Agent and Arranger.  Neither the
           ----------------------------------------------
Administrative Agent,
the Arranger, nor any of their respective directors, advisors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross
                                                ------
negli-
gence or willful misconduct. Without limitation on the foregoing, the Administrative Agent, the Arranger and their respective directors, advisors, officers, agents, employees and attorneys:

               (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the

       Obligations for all purposes of this Agreement until the Administrative Agent receives written notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

               (b)  May consult with legal counsel (including in-house legal
                                                    ---------
       counsel),
       accountants (including in-house accountants) and other professionals or
                    ---------
       experts
       selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

               (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents, unless such statement,
                                                  ------
       warranty or representation is an independent statement, warranty or representation of the
       Administrative Agent which is not based upon information received by the Administrative
       Agent from Borrower or any other Person not affiliated with the Administrative Agent.

               (d)  Except to the extent expressly set forth in the Loan Docu-
                    ------
       ments, shall
       have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Borrower or its Subsidiaries.

               (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

               (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal,
                                ---------
       interest, commitment
       fees, Advances, Swing Line Loans and other amounts; provided that,
                                                           --------
       promptly upon
       discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or
       Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     10.7  Indemnification.  Each Lender and the Swing Line Lender shall,
           ---------------
ratably in accordance
with their respective portions of the Commitment, indemnify and hold the Administrative Agent, and the Arranger and their respective directors, advisors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including,
                                                                   ---------
without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the indebtedness represented by the Notes and interest thereon or to pay the fees described in Sections 3.2 and 3.3) or any action taken or not
                                         ---     ---
taken by Wells Fargo Bank, National Association
as Administrative Agent thereunder, except such as result from their own gross
                                    ------
negligence or
willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent and the Arranger upon demand for that Lender's ratable share of any cost or expense incurred by the Administrative Agent or the Arranger in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including
                                                                       ---------
a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by
Section 11.3 to pay that cost or expense but fails to do so upon demand.
        ----

     10.8  Successor Administrative Agent.  If the Administrative Agent
           ------------------------------
determines that for it
to continue as Administrative Agent would result in a conflict of interest affecting the Administrative Agent, or would create an unacceptable risk of significant liability of the Administrative Agent to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, it may resign as such at any time upon prior written notice to Borrower and the Lenders, to be effective upon a successor's acceptance of appointment as Administrative Agent. The Administrative Agent may also resign as such absent such a determination by it with the consent of Borrower, which shall not be unreasonably withheld, to be likewise effective. The Majority

Lenders at any time may remove the Administrative Agent by written notice to that
effect to be effective on such date as the Majority Lenders designate.  In either
event: (a) the Majority Lenders shall appoint a successor Administrative Agent, who must be from among the Lenders, provided that any resigning Administrative
                                    --------
Agent shall be entitled to appoint a successor Administrative Agent from among the Lenders, subject to acceptance of appointment by that successor Administrative Agent, if the Majority Lenders have not appointed a successor Administrative Agent within thirty (30) days after the date the resigning Administrative Agent gave notice of resignation; (b) upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent or the removed Administrative Agent; and (c) upon the effectiveness of any resignation or removal, the resigning Administrative Agent or the removed Administrative Agent thereupon will be discharged from its duties and obligations thereafter arising under the Loan Documents other than obligations arising as a result of any action or inaction of the resigning Administrative Agent or the removed Administrative Agent prior to the effectiveness of such resignation or removal.

     10.9 No Obligations of Borrower.  Nothing contained in this Article 10
          --------------------------                             ----------
shall be deemed to
impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

     10.10  The Swing Line.  It is intended that each Lender and the Swing Line
            --------------
Lender shall
have a proportionate credit risk with respect to the credit facilities extended pursuant to this Agreement (other than any Competitive Advances) equal for each
                            -----
Lender to the proportion which (a) the amount of that Lender's Pro Rata Share of the Main Commitment plus in the case of the Swing Line Lender, the Swing Line
                    ----
Commitment, bears to (b)
the Commitment. To the extent, if any, that the aggregate principal amount of the Obligations (other than any Competitive Advances) owed to
                 -----
any Lender are ratably in excess of its proportionate share of the Obligations (determined in accordance with the foregoing sentence), then each Lender shall be deemed to have purchased a ratable unfunded participation in the excess such Obligations owed to that Lender. Upon the occurrence of an Event of Default, each Lender and the Swing Line Lender agree that (x) the amount of the Main Commitment shall automatically be increased by the amount of the Swing Line Commitment and the Swing Line Commitment terminated, (y) each Lender (or, in the appropriate case, the Swing Line Lender) shall pay to the Swing Line Lender (or, in the appropriate case, to the Lenders) such amounts as are necessary to result in the Obligations (other than any outstanding Competitive Advances) owed to
                    -----
each Lender being
ratably equal, provided however, that in no event shall any Lender be obligated
               --------
to make Advances
to Borrower which are greater than its pro rata share of the total Commitment.

                                               ARTICLE 11
                                               ----------
                                              MISCELLANEOUS
                                              -------------

     11.1  Cumulative Remedies; No Waiver.  The rights, powers, privileges and
           ------------------------------
remedies of the
Administrative Agent and the Lenders provided herein or in any Note or other
Loan
Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of
                        ---------
the Administrative
Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other
Loan.

     11.2  Amendments; Consents.  No amendment, modification, supplement,
           --------------------
extension,
termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval in writing of the
Majority Lenders and Borrower, and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To amend or modify the principal of, or the amount of principal, or the rate of interest payable on, any Note, or the amount of the Main Commitment, the Swing Line Commitment or the Commitment or of any facility fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents;

               (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any facility fee, or any other fee or amount payable to any Lender under the Loan Documents, or to extend the term of the Commit-ment, or to release any collateral for the Obligations;

          (c) To amend or modify the provisions of the definitions of "Commitment", "Main
      ----------    ----
      Commitment", "Majority Lenders", or "Swing Line Commitment", Section 6.8
      ----------    ----------------       ---------------------           ---
      or this Section; or

          (d) To amend or modify any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

     11.3  Costs, Expenses and Taxes.  Borrower shall pay on demand the
           -------------------------
reasonable costs and
expenses of the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and of the Administrative Agent, the Swing Line Lender and the Lenders in connection with any amendment, waiver, refinancing, restructuring, reorganization (including a
                                            ---------
bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing
                                           ---------
fees, recording fees, title
insurance fees, appraisal fees, search fees and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by the Administrative Agent or any Lender, and including, without limitation, any costs, expenses or fees
                   ---------
incurred or
suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof.
Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

     11.4  Nature of Lenders' Obligations.  The obligations of the Lenders
           ------------------------------
hereunder are
several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the
Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Lender's several obligation to make Committed Advances is conditioned upon the performance by all other Lenders of their obligations to make similar Committed Advances. A default by any Lender will not increase the amount of the Commitment attributable to any other Lender, and any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

     11.5  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Advances hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative
Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

     11.6   Notices.  Except as otherwise expressly provided in any Loan
            -------   ------
Document, all notices,
requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, or personally delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section.  Except as otherwise expressly provided in any Loan Document, if
               ------
any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

     11.7  Execution of Loan Documents; Counterparts.  Unless the Administrative
           -----------------------------------------
Agent
otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     11.8  Binding Effect; Assignment
           --------------------------

               (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that
                                                                    ------
       Borrower may not
       assign its rights hereunder or thereunder or any interest herein or therein
       without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Notes with a view to the distribution thereof within the meaning
       of the Securities Act of 1933, as   amended (subject to any requirement
       that disposition
       of such Notes must be within the control of such Lender). Any Lender may at any time pledge its Notes or any other instrument evidencing its rights as a Lender under this
       Agreement to a Federal Reserve Bank, but no such pledge shall release that
       Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

               (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Main
       Commitment; provided that (i) such Eligible Assignee, if not then a
                   --------
       Lender, shall be
       reasonably acceptable to the Administrative Agent, (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent for registration as hereinbelow provided, (iii) the assignment shall not assign a Pro Rata Share of the Main Commitment equivalent to less than $5,000,000 unless the assigning Lender thereby assigns its entire Pro Rata Share and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but without the consent of the Administrative Agent not earlier than the date which is ten (10) Banking Days after the date the Administrative Agent has registered the Commitment
       Assignment and Acceptance in the register kept for that purpose by the Administrative Agent described below. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this

       Agreement, with the Pro Rata Share of the Main Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Notes) to such assignee Lender, Note evidencing that assignee Lender's Pro Rata Share of the Main Commitment and any Competitive Advances to be made by that Lender, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

               (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:
       (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Main Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations;
       (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1
                                                                          ---
       and such
       other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
       (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Administrative Agent shall maintain at the Administrative
       Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register for recordation of the names and addresses of the Lenders and their respective Pro Rata Shares of the Main Commitment. Upon receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and upon receipt of a registration fee of $3,000 from such Eligible Assignee, Administrative Agent shall record the making of the assignments contemplated in such Commitment Assignment and Acceptance in such register. The entries in such register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the register as a Lender hereunder for all purposes of this
       Agreement.

               (e) Each Lender may from time to time without the consent of Borrower or the
       Administrative Agent grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Main Commitment; provided,
-
       --------
       however, that (i) such Lender's obligations under this Agreement shall
       -------
       remain
       unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if
                                                                    ------
       the participation
       agreement so provides, for the purposes of Sections 3.6, 3.7 and 11.11
                                                           ---  ---     -----
       but only to the extent that the cost of such benefits to Borrower does not
       exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such
       Lender in connection with such Lender's rights and obligations under this Agreement, (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) increase the monetary amount of any
                 ----- ----
       of the Commitment, (B) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders or (C) reduce the rate of interest on the Notes, or any fee or any other monetary amount payable to the Lenders and (vi) such Lender shall notify the Administrative Agent in writing of the identity of the participant and the amount of the participation interest within five Banking Days after the date granted.

               (f) The Swing Line Lender may assign the entire Swing Line Commitment subject to the conditions and in the manner applicable to assignments of portions of the Main Commitment set forth above.

               (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower,
       the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Sections 2.1(a) or 2.2,
       -----     ---
       provided that (i) nothing herein shall constitute a commitment to make
       --------
       any Loan by
       any SPC and (ii) if an SPC elects not to exercise such option or otherwise
       fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC shall utilize the Pro Rata Share of the Main Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this
       Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any proceeding under any Debtor Relief Law, provided that the Granting Lender for each
                                    --------
       SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against the SPC related to such Granting Lender. In addition, notwithstanding anything to the contrary contained in this Section 11.8, any SPC may (i) with notice to, but without the
                       ----
       consent of,
       Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), provided that neither
       --------
       the consent of the SPC or of any such assignee shall be required for amend-
       ments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 11.8(e)(v), and (ii) disclose on a confidential basis any
                     ---------
       non-public
       information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

     11.9  Setoff Rights.  If an Event of Default has occurred and is
           -------------
continuing, the
Administrative Agent or any Lender (but only with the consent of the Majority Lenders) may, to the extent permitted by applicable Laws, exercise its rights under applicable Laws to setoff and apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the
Obligations.

     11.10  Sharing of Setoffs.  Each Lender severally agrees that if it,
            ------------------
through the exercise
of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment, through any means, of the Obligations held by it that is in excess of that Lender's Pro Rata Share of such payment, then: (a) The
Lender exercising the right of setoff, banker's lien or counterclaim or otherwise
receiving such payment shall purchase, and shall be deemed to have simultaneously
purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment
         --------
obtained as a result
of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased; provided, however, that each Lender agrees that it shall
                      --------
not exercise any right of setoff, banker's lien or counterclaim without first obtaining the consent of the Majority Lenders.

     11.11  Indemnity by Borrower.  Borrower agrees to indemnify, save and hold
            ---------------------
harmless the
Administrative Agent, the Arranger, the Swing Line Lender and each Lender and their directors, officers, agents, advisors, attorneys and employees (collec-tively the "Indemnitees") from and against: (a) Any and all claims, demands,
            -----------
actions or causes
of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the Arranger, the Swing Line Lender or a Lender) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person has or asserts against Borrower, any Affiliate of Borrower or any officer, director or shareholder of Borrower; (b) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action arises out of or relates to the relationship between Borrower and the Lenders under any of the Loan Documents or the transactions contemplated thereby; (c) Any and all administrative or investigative proceedings by any Governmental Agency arising out of or related to any claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) Any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and other pro-
                   ---------
fessional services) that any Indemnitee suffers or incurs as a result of the assertion of any of the foregoing; provided that no Indemnitee shall be entitled
                                   --------
to indemnification for
any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action, cause of action or administrative or investigative proceeding covered by this Section; provided that each Indemnitee
                                                  --------
shall endeavor, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section shall be and hereby is covered and secured by the Loan Documents and the Collateral, and shall survive the expiration or termination of this Agreement and the repayment of all Loans and Swing Line Loans and the payment and performance of all other Obligations owed to the Lenders.

     11.12  Nonliability of the Lenders.  Borrower acknowledges and agrees that:
            ---------------------------

               (a) Any inspections of any Property of Borrower made by or through the Administrative Agent, the Arranger, the Swing Line Lender or the Lenders are for purposes of administration of the Loan Documents only and Borrower is not entitled to rely upon the same;

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

               (c) The relationship between Borrower and the Administrative Agent, the Arranger, the Swing Line Lender and the Lenders is, and shall at all times remain, solely that of a borrower and lenders; neither the Administrative Agent, the Arranger, the Swing Line Lender nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent, the Arranger, the Swing Line Lender nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent, the Arranger, the Swing Line Lender nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent, the Arranger, the Swing Line Lender or the Lenders in connection with such matters is solely for the protection of the Administrative Agent, the Arranger, the Swing Line Lender and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

               (d) The Administrative Agent, the Arranger, the Swing Line Lender and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent, the Arranger, the Swing Line Lender and the Lenders harmless from any such loss, damage, liability or claim.

     11.13  No Third Parties Benefited.  This Agreement is made for the purpose
            --------------------------
of defining and
setting forth certain obligations, rights and duties of Borrower, the Administrative Agent, the Arranger, the Swing Line Lender, the Issuing Bank and the Lenders in connection with the Loans, the Swing Line Loans and Advances, and the Letters of Credit and is made for the sole benefit of Borrower, the Administrative Agent, the Arranger, the Swing Line Lender and the Lenders, and the Administrative

Agent's, the Arranger's, the Swing Line Lender's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall
          ------                         ----     -----
have any rights of any nature hereunder or by reason hereof.

     11.14  Termination of Existing Loan Documents.  Borrower agrees for the
            --------------------------------------
benefit of the
lenders and the administrative agent under the Existing Loan Documents that, concurrently with the execution and delivery of this Agreement, the lending commitments under the Existing Loan Documents shall be deemed terminated. On the
Closing Date, the Administrative Agent is hereby authorized and directed to effect a net settlement of the amounts due to the Borrower, the Lenders and the lenders under the Existing Loan Documents.

     11.15  Further Assurances.  Borrower and its Subsidiaries shall, at their
            ------------------
expense and
without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as any Lender or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     11.16  Integration.  This Agreement, together with the other Loan
            -----------
Documents, comprises the
complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or
                    --------
remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.17  Governing Law.  Except to the extent otherwise expressly provided
            -------------   ------
therein, each
loan document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

     11.18  Severability of Provisions.  Any provision in any Loan Document that
            --------------------------
is held to be
inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.19  Independent Covenants.  Each covenant in Articles 5, 6 and 7 is
            ---------------------                    -------- -  -     -
independent of the
other covenants in those Articles; the breach of any such covenant shall not be excused by the fact that the circumstances underlying such breach would be permitted by another such covenant.

     11.20  Headings.  Article and Section headings in this Agreement and the
            --------
other Loan
Documents are included for convenience of reference only and are not part of this
Agreement or the other Loan Documents for any other purpose.

     11.21  Time of the Essence.  Time is of the essence of the Loan Documents.
            -------------------

     11.22  Purported Oral Amendments.  BORROWER EXPRESSLY ACKNOWLEDGES THAT
            -------------------------
THIS AGREEMENT AND
THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER
                      ----
AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OF THE OTHER LOAN DOCUMENTS.

     11.23  Jury Trial Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY
            -----------------
WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE
OF ACTION ARISING UNDER
ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN

ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN
EVIDENCE
OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                    BORROWER:

                    NEVADA POWER COMPANY, a Nevada corporation



                    By:  Steven W. Rigazio
                         -----------------
                         Steven W. Rigazio, Vice President, Finance
                         and Planning, Treasurer, and Chief Financial
                         Officer

                    Address:

                    Nevada Power Company
                    6226 West Sahara Avenue
                    Las Vegas, Nevada  89102

                    Attention: Richard Schmalz

                    Telecopier:  (702) 367-5036
                    Telephone:   (702) 367-5608

                    BANKS:

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                    individually, as the Swing Line Lender, the Issuing Lender and Administrative Agent



                    By: Steven M. Dastrup
                        -----------------

                        Steven M. Dastrup
                         Vice President


                    Address for Matters Other than Loan Administration:

                    Wells Fargo Bank, National Association
                    Corporate Banking Division
                    3800 Howard Hughes Parkway
                    Las Vegas, Nevada 89109

                    Attn:     Steven M. Dastrup
                         Vice President

                    Telecopier:  (702) 791-6365
                    Telephone:   (702) 791-6263

                    Address for Loan Administration:

                    Wells Fargo Bank, National Association
                    Commercial Bank Loan Center
                      Agency Dept. 2840
                    201 3rd Street, 8th Floor
                    San Francisco, California 94103

                    Attn: Manager

                    Telecopier: (415) 512-9408
                    Telephone: (415) 477-5418

                    NATIONSBANK OF TEXAS, N.A.


                    By:  Curtis L. Anderson
                         -------------------
                         Curtis L. Anderson, Senior Vice President


                    Address:

                    NationsBank of Texas, N.A.
                    901 Main Street, 64th Floor
                    Dallas, Texas 75202

                    Attention:     Curtis Anderson,
                              Senior Vice President

                    Telecopier:    (214) 508-3943
                    Telephone:     (214) 508-1290

                    MELLON BANK, N.A.


                    By:  Jacquelyn S. Peters
                         -------------------
                         Jacquelyn S. Peters
                         Vice President


                    Address:

                    Mellon Bank, N.A.
                    One Mellon Bank Center
                    Suite 4425
                    Pittsburgh, PA 15258-0001

                    Attention:     Jacquelyn S. Peters
                              Vice President

                    Telecopier:    (412) 236-1840
                    Telephone:     (412) 236-2988

                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION



                    By:  Judy Crosswhite
                         ---------------
                         Judy Crosswhite
                         Vice President

                    Address:

                    Bank of America National Trust
                    and Savings Association
                    Commercial Banking Division #2006
                    300 South 4th Street, 2nd Floor
                    Las Vegas, Nevada 89101

                    Attention:     Judy Crosswhite
                              Vice President

                    Telecopier:    (702) 654-7158
                    Telephone:     (702) 654-7149

                    THE FIRST NATIONAL BANK OF CHICAGO



                    By:  Richard H. Waldman
                         ------------------
                         Richard H. Waldman
                         Authorized Agent

                    Address:

                    The First National Bank of Chicago
                    One First National Plaza, 10th Floor
                    Suite 0363
                    Chicago, Illinois 60670-0363

                    Attention:     Richard H. Waldman
                                   Managing Director

                    Telecopier:    (312) 732-3055
                    Telephone:     (312) 732-3520

                    BANK OF MONTREAL, acting through its Chicago Branch


                    By:  John K. Harche
                         --------------
                         John Harche
                         Director

                    Address:

                    Bank of Montreal
                    601 South Figueroa Street, Suite 4900
                    Los Angeles, California 90017

                    Attention:     Warren Wimmer
                                   Director Natural Resources

                    Telecopier:    (213) 239-0680
                    Telephone:     (213) 239-0633

                    U.S. BANK NATIONAL ASSOCIATION


                    By:  Dale Parshall
                         -------------
                         Dale Parshall
                         Vice President

                    Address:

                    U.S. Bank National Association
                    555 SW Oak Street, Suite 400
                    Portland, Oregon 92704

                    Attention:     Dale Parshall
                                   Vice President

                    Telecopier:    (503) 275-5428
                    Telephone:     (503) 275-3476